Exhibit 99.1

MICROPHASE CORPORATION

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Microphase Corporation

We have audited the accompanying consolidated balance sheets of Microphase Corporation as of June 30, 2016 and 2015, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two year period ended June 30, 2016. Microphase Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microphase Corporation as of June 30, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two year period ended June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Microphase Corporation will continue as a going concern. As more fully described in the notes to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit as of June 30, 2016. These conditions raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company
Somerset, New Jersey
October 3, 2016

MICROPHASE CORPORATION

Consolidated Balance Sheets

	June 30, 2016	June 30, 2015
ASSETS
CURRENT ASSETS
Cash	$81,224	$127,093
Accounts receivable, net of allowance of $5,000 June 30, 2016 and 2015	1,092,482	881,221
Inventory	872,014	852,015
Due from related parties	33,295	28,045
Prepaid and other current assets	63,742	38,906
TOTAL CURRENT ASSETS	2,142,757	1,927,280
Property and equipment, net	158,979	194,160
OTHER ASSETS
Cash – restricted	100,000	100,000
Intangible assets	2,629,170	474,255
Marketable securities	200,000	200,000
Deferred offering costs	260,000	—
Other assets-lease deposit	43,479	43,479
TOTAL OTHER ASSETS	3,232,649	817,734
TOTAL ASSETS	$5,534,385	$2,939,174
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Credit Facility – Revolving Loan	$1,474,129	$1,013,406
Accounts payable	553,331	421,915
Accrued expenses	1,134,729	1,105,943
Deferred Revenue & Customer Deposits	117,800	—
Notes Payable – Related Parties, current portion	137,150	169,447
Asset Acquisition Note Payable-current portion	975,345	300,000
Equity Lines of Credit-current portion	38,132	351,997
Other termed debts – current portion	13,714	32,654
TOTAL CURRENT LIABILITIES	4,444,330	3,395,362
Other termed debts, net of current portion	26,975	40,689
Notes Payable – Related Parties, net of current portion	257,857	290,799
Asset Acquisition Note Payable, net of current portion	1,045,080	—
Equity Lines of Credit, net of current portion	281,161	—
Deferred Lease Obligation	81,189	—

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
6% cumulative preferred stock, $100 par value, 200,000 shares authorized, 15,382, and 26,943 shares issued and outstanding on June 30, 2016 and 2015, respectively	1,538,200	2,694,300
Common stock, no par value 7,800,000 shares authorized, 6,200,789 and 4,775,306 shares issued and outstanding at June 30, 2016 and 2015, respectively	9,367,133	6,976,533
Additional Paid In Capital	2,432,111	2,396,711
Accumulated Deficit	(13,939,651)	(12,855,220)
TOTAL STOCKHOLDERS’ DEFICIT	(602,207)	(787,676)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,534,385	$2,939,174

The accompanying notes are an integral part of these consolidated financial statements.

MICROPHASE CORPORATION

Consolidated Statements of Operations

	For the Fiscal Year Ended
	June 30,
	2016	2015

Revenues	$9,121,307	$8,176,352
Cost of Sales	5,294,017	4,557,285
Gross Profit	3,827,290	3,619,067
Selling, General and Administrative Expenses (including non-cash stock related charges of $615,400 and $870,000 in Fiscal 2016 and 2015)	3,413,733	3,678,133
Engineering and Research expenses (including non-cash stock related charges of $0 and $80,000 in Fiscal 2016 and 2015)	979,461	943,084
Other Income (Loss)	(28,250)	19,023
Interest (Expense and Credit costs) net	(331,735)	(264,015)
Loss From Operations	(925,889)	(1,247,142)
(Loss) on Settlement of Liabilities (including $107,375 and $218,836 loss on settlement of liabilities with related parties in Fiscal 2016 and 2015)	(107,375)	(223,866)
Net Income (Loss) before Income Taxes	(1,033,264)	(1,471,008)
Income Taxes	(51,167)	(7,300)
Net Income (Loss)	$(1,084,431)	$(1,478,308)
Preferred dividends declared and settled in common stock, including $164,913 loss on settlement of dividend payable	—	(659,649)
Net Income (Loss) available to common shareholders	$(1,084,431)	$(2,137,957)
Basic & Diluted Net income (loss) per share:	$(0.20)	$(0.51)
Weighted Average Number of Shares Outstanding:
Basic & Diluted	5,337,519	4,233,158

The accompanying notes are an integral part of these consolidated financial statements.

MICROPHASE CORPORATION

Consolidated Statement of Changes in Stockholders’ Deficit

For the Two Years Ended June 30, 2016

	Preferred Stock		Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Amount

Balance, June 30, 2014	23,543	$2,354,000	3,475,366	$4,553,168	$2,284,511	$(10,717,263)	$(1,525,284)

Issuance of Common Stock in Private Placements, including 68,782 of finder shares and net of $31,450 costs			311,782	447,050			447,050
Conversion of strategic payables into common stock including loss on settlement of liabilities of $5,000			10,000	20,000			20,000
Conversion of related party loans into common stock including loss on settlement of liabilities of $106,666			213,333	426,666			426,666
Conversion of related party loans into preferred stock including loss on settlement of liabilities of $59,400	1,800	180,000			59,400		239,400
Conversion of unpaid compensation into preferred stock including loss on settlement of liabilities of $52,800	1,600	160,000			52,800		212,800
Issuance of Common Stock for Services			435,000	870,000			870,000
Preferred stock dividend declared on preferred shares held through September 30, 2014 paid in common stock including loss on settlement of dividend payable of $164,913			329,825	659,649		(659,649)	—
Net Loss For the Year Ended June 30, 2015						(1,478,308)	(1,478,308)
Balance, June 30, 2015	26,943	$2,694,300	4,775,306	$6,976,533	$2,396,711	$(12,855,220)	$(787,676)

Conversion of preferred stock into Common Stock	(11,561)	1,156,100	770,733	1,156,100			—
Issuance of common stock and options for services			290,000	580,000	35,400		615,400
Conversion of loans and unpaid compensation to president into common stock including loss on settlement of liabilities with related party of $107,375			214,750	429,500			429,500
Issuance of Common Stock and warrants in Private Placements, including 25,000 of finder shares valued at $50,000 and net of $25,000 costs			150,000	225,000			225,000

Net Loss For the Year Ended June 30, 2016						(1,084,431)	(1,084,431)
Balance, June 30, 2016	15,382	$1,538,200	6,200,789	$9,367,133	$2,432,111	$(13,939,651)	$(602,207)

The accompanying notes are an integral part of these consolidated financial statements.

MICROPHASE CORPORATION

Consolidated Statements of Cash Flows

	For The Years Ended
	June 30,
	2016	2015

Cash Flow Used In Operating Activities:
Net Loss From Operations	$(1,084,431)	$(1,478,308)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	97,893	89,977
Non-cash charges relating to issuance of common stock for services	615,400	870,000
Realized loss from the sale of fixed assets	—	(11,010)
Loss on Settlement of Liabilities	107,375	223,866
Changes in assets and liabilities:
Accounts receivable	(211,261)	21,979
Inventories	(19,999)	(94,333)
Other current assets	(24,836)	105,927
Other assets-lease deposit	—	(43,479)
Deferred Rent	81,189	-
Accounts payable	131,416	(2,343)
Accrued Expenses	38,592	347,515
Customer deposits	117,800	(113,910)
Due to/from related parties mPhase & Edson Realty	(5,250)	(3,006)
Net cash used in operating activities	$(156,112)	$(87,125)

Cash Flow Used in Investing Activities:
Investments in common stock	—	(200,000)
Purchase of intangible assets	(450,000)	(50,000)
Purchase of fixed assets	(47,202)	(14,170)
Proceeds from the sale of fixed assets	—	11,010
Net Cash used in investing activities	$(497,202)	$(253,160)

Cash Flow Provided by Financing Activities:
Proceeds from issuance of common stock	225,000	447,050
Proceeds from revolving credit facility (net)	460,723	88,102
Payments of equity lines of credit	(32,704)	(22,844)
Payments of long-term debt	(12,623)	(9,191)
Payments on acquisition notes	—	(360,000)
Payments of capital lease obligations	(12,061)	(17,245)
Payments to related parties	(37,920)	(95,992)
Advances from related parties	25,000	—
Payments of extended term arrangement	(7,970)	(7,582)
Net cash provided by financing activities	$607,445	$22,298
Net decrease in cash	$(45,869)	$(317,987)
CASH, beginning of period	$127,093	$445,080
CASH, end of period	$81,224	$127,093

The accompanying notes are an integral part of these consolidated financial statements.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 1 — RECENT LOSSES AND MANAGEMENTS PLANS:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However as of June 30, 2016 and 2015 and for the years then ended, the Company reported a net loss from operations of $925,889 and $1,247,142 respectively and net cash used in operations totaled $156,112 and $87,125 respectively. The Company also had negative working capital of $2,301,573 and $1,468,082 at June 30, 2016 and 2015 respectively. Further, the Company anticipates that it will experience negative cash flows from operations for fiscal 2017. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company plans on continuing financing operations through its debt facility with Gerber Financial, the issuance of debt to management, the settlement of debts for equity, and the sale of common and preferred securities though private placements, until such time it can complete its initial public offering, when and if declared effective, as described in its registration statement and impending amendment(s) on Form S-1, during the second quarter of fiscal 2017. The Company also continues to boost efforts to increase the sales of its traditional RF and DLVA business and anticipates the product growth plan to include the launch of its initial T&M products by the later portion of fiscal 2017 implementing the assets acquired from Dynamac in January 2016. Management has also taken steps in fiscal 2016 to contain operating expenses, including a reduction in the number of employees, primarily by consolidating all of its traditional design to manufacture RF and DLVA business into the Shelton, Connecticut location. The Company has expanded its facility in square footage and utility as such to house both our traditional RF and DLVA business, and enable the launch and delivery of its initial T&M products.

Management believes that these steps will permit the Company to maintain the continuation of our traditional operations, and should we become further capitalized, allow us to implement our product growth plan, which we believe will enable the Company to achieve and maintain a level of operations which generates sustainable profitability and to continue as a going concern. However there can be no assurance that this will be the case.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(A) Microphase Corporation is a design to manufacture original equipment manufacturer (OEM) industry leader delivering world-class radio frequency (RF) and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers (DLVA) to the military, aerospace and telecommunications industries. Sales to military markets represent 100% of sales. The Company had two manufacturing facilities, one in Shelton, Connecticut and one in Folsom, California during Fiscal 2016 and 2015. Effective August 2016, the Company consolidated all of its operations to the Shelton, Connecticut location. See Note 13 for further details.

(B) PROPERTY AND EQUIPMENT — Stated at cost. Provision for depreciation and amortization is made by annual charges to operations principally under the following methods and estimated useful lives:

	Method	Years
Property held under capital leases	Straight Line	5
Furniture and fixtures	Straight Line	7
Machinery and equipment	Straight Line	5
Computer equipment	Straight Line	3
Transportation equipment	Straight Line	5
Leasehold improvements	Straight Line	7

MAINTENANCE AND REPAIRS — Charged to expenses as incurred. Cost of major replacements and renewals are capitalized. Upon retirement or other disposition of equipment and improvements, the cost and related depreciation is removed from the accounts, and any gain or loss is recognized in income.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

(C) OTHER LONG LIVED ASSETS — The Company reviews long-term assets for impairment whenever events or circumstances indicate that the carrying amount of those assets may not be recoverable. The Company also assesses these assets for impairment based on their future cash flows. Management has determined that there was no impairment charge to be recorded for the years ended 2016 and 2015.

(D) INVENTORIES — are stated at the lower of average cost or market under the first-in, first-out method. The Company regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory to insure that the net realizable value exceeds the carrying cost of the inventory.

(E) ACCOUNTS RECEIVABLE — Management records receivables at net realizable value and they generally do not bear interest. This value includes an allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances which is charged to the provision for doubtful accounts. We calculate this allowance based on our history of write-offs, level of past due accounts and economic status of the customers. We consider a receivable delinquent if it is unpaid after 180 days after it is due.

(F) ACCOUNTING ESTIMATES — Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

(G) COMPENSATED ABSENCES — Employees of the Company are entitled to vacation pay depending on length of service and current salary. Vacation days accrued in a given year are available in the following year. A limit of 5 days of unused vacation may be carried over to a subsequent following year. The Company has provided for vacation liabilities in the accompanying financial statements.

(H) RESEARCH AND DEVELOPMENT EXPENSES — The Company charges the cost of research and development to operations.

(I) REVENUE RECOGNITION — The Company recognizes revenues when persuasive evidence of an arrangement exists, the product has been shipped, the price is fixed and collectability is reasonably assured, and title passes to the customer. Revenue is recognized net of estimated sales returns and allowances.

(J) PRINCIPLES OF CONSOLIDATION — The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries which include Microphase West LLC, as of June 27, 2013, and Microphase Instruments, LLC, as of October 23, 2015. All intercompany accounts and transactions have been eliminated.

(K) EARNINGS (LOSS) PER SHARE — Basic earnings (loss) per share (“EPS”) is determined by dividing the net earnings (loss) by the weighted-average number of shares of common shares outstanding during the period. Diluted EPS is determined by dividing net earnings (loss) by the weighted average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities (such as stock options, preferred stock subsequent to October 4, 2014, and convertible securities) outstanding under the treasury stock method.

As of June 30, 2016 we have outstanding (i) options to purchase 75,000 shares, (ii) 15,382 shares of preferred stock convertible into 1,025,467 shares, (iii) $395,007 of debts to related parties convertible into 263,338 shares, and (iv) warrants to purchase 125,000 shares of our Common stock. In periods reporting a loss, the inclusion of warrants and potential common shares to be issued in connection with convertible debt and convertible securities, which would have an anti-dilutive effect on diluted loss per share, have been omitted in such computation.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

(L) BUSINESS CONCENTRATIONS AND CREDIT RISK — The Company’s customers are predominately prime contractors in the military, aerospace and telecommunications industries. The Company has material sales and accounts receivable with Major Customers (see note 15).Throughout the year, cash balances that the Company maintains at financial institutions may exceed the Federal Deposit Insurance Corporation insurance limitation of up to $250,000. Cash balances did not exceed FDIC insured limits throughout the years ended June 30 2016 and 2015.

(M) MARKETABLE SECURITIES AND OTHER INVESTMENTS — Marketable equity securities included in marketable securities (current) and other investments (non-current) are stated at the lower of cost or market in the aggregate. Other marketable securities included in marketable securities (current) are stated at the lower of cost or market in the aggregate and investments other than marketable equity securities in other investments (non-current) are stated at cost less any significant decline in fair value assessed to be other than temporary. Realized gains and losses on the sale of securities are based on the average cost of all the units of a particular security held at the time of sale.

(N) RECLASSIFICATIONS — Certain prior year amounts have been reclassified in our Condensed Consolidated Financial Statements to conform to current year classifications

(O) Deferred Offering Costs - At June 30, 2016 the Company has $260,000 in deferred offering costs directly associated with its impending initial public offering. At June 30, 2015 the Company had $0 deferred costs.

(P) RECENT ACCOUNTING PRONOUNCEMENTS

The Company is evaluating several pronouncements issued by the FASB which may result in the adoption by the Company of these standards in upcoming accounting periods as follows:

ADOPTION OF NEW ACCOUNTING STANDARDS —

In April 2014, the FASB issued an accounting standards update that raises the threshold for disposals to qualify as discontinued operations and allows companies to have significant continuing involvement and continuing cash flows with discontinued operations. This standard also requires additional disclosures for discontinued operations and new disclosures for individually material disposal transactions that do not meet the definition of a discontinued operation. This standard is to be applied prospectively and is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2014, which for us is our fiscal 2016. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. The adoption of this standard for Fiscal Year Ended June 30, 2016 did not have a material impact on our financial position, results of operations or cash flows.

In the first quarter of fiscal 2016, we adopted an accounting standard issued by the Financial Accounting Standards Board (“FASB”) that eliminates the requirement for an acquirer in a business combination to retrospectively account for measurement-period adjustments. Instead, the new guidance requires that the cumulative impact of a measurement-period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. This standard is to be applied prospectively. The adoption of this standard for Fiscal Year Ended June 30, 2016 did not have a material impact on our financial position, results of operations or cash flows.

In the second quarter of fiscal 2016, we adopted an accounting standard issued by the FASB that simplifies the presentation of deferred income taxes by requiring entities to classify all deferred tax assets and liabilities as non-current in a classified statement of financial position instead of separating deferred tax assets and liabilities into current and non-current amounts. Consequently, entities may no longer allocate valuation allowances between current and non-current deferred tax assets because those allowances also will be classified as non-current. This standard was applied retrospectively, and as a result, no reclassifications were required.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE —

The Company is evaluating several pronouncements issued by the FASB which may result in the adoption by the Company of these standards in upcoming accounting periods as follows:

On April 7, 2015, the FASB issued Accounting Standards Update 2015-03, Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires entities to present debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability. The guidance in Update 2015-03 (see below) does not address presentation or subsequent measurement of debt issuance costs related to line-of-credit arrangements. Given the absence of authoritative guidance within Update 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement to be effective for Fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015; which for us is our fiscal 2017. We are currently evaluating the impact this standard, if any, will have on our financial position, results of operations and cash flows.

Compensation Stock-Compensation (Topic 718): Accounting for Share Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) to be effective for Annual periods beginning after December 15, 2015, and interim periods within annual periods beginning after December 15, 2015; which for us would be our fiscal 2017. We are currently evaluating the impact this standard, if any, will have on our financial position, results of operations and cash flows.

Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date-In May 2014, the FASB issued a comprehensive new revenue recognition standard that supersedes nearly all revenue recognition guidance under U.S. GAAP and supersedes some cost guidance for construction-type and production-type contracts. The guidance in this standard is principles-based, and accordingly, entities will be required to use more judgment and make more estimates than under prior guidance, including identifying contract performance obligations, estimating variable consideration to include in the contract price and allocating the transaction price to separate performance obligations. The guidance in this standard is applicable to all contracts with customers, regardless of industry-specific or transaction-specific fact patterns. Additionally, this standard provides guidance for transactions that were not previously addressed comprehensively (e.g., service revenue, contract modifications and licenses of intellectual property) and modifies guidance for multiple-element arrangements. The core principle of this standard is that entities should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. To help financial statement users better understand the nature, amount, timing and potential uncertainty of the revenue that is recognized, this standard requires significantly more interim and annual disclosures. This standard allows for either “full retrospective” adoption (application to all periods presented) or “modified retrospective” adoption (application to only the most current period presented in the financial statements, as well as certain additional required footnote disclosures). On July 9, 2015, the FASB approved a one-year deferral of the effective date, while permitting entities to elect to adopt one year earlier on the original effective date. As a result, this standard is now effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2017, which for us is our fiscal 2019. We are currently evaluating the impact this standard, if any, will have on our financial position, results of operations and cash flows.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

ASU 2015-11 — Inventory (Topic 330): Simplifying the Measurement of Inventory. For public business entities, the pending content that links to this paragraph shall be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, which for us is our fiscal 2018. We are currently evaluating the impact this standard will have on our financial position, results of operations and cash flows.

In February 2016, the FASB issued a new lease standard that supersedes existing lease guidance under GAAP. This standard requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to existing lease guidance under GAAP. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, with the option to use certain relief. Full retrospective application is prohibited. This standard is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2018, which for us is our fiscal 2020. We are currently evaluating the impact this standard will have on our financial position, results of operations and cash flows.

ASU 2014-15 — Presentation of Financial Statements Going Concern (Subtopic 20540): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern to be effective for Annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016; which for us would be our fiscal 2017 and although early adoption is permitted for this standard, the Company has not adopted nor determined its applicability.

In March 2016, the FASB issued an accounting standards update making final targeted amendments to the accounting for employee share-based payments. These amendments will require entities to recognize the income tax effects of awards when the awards vest or are settled, will change an employer’s accounting for an employee’s use of shares to satisfy the employer’s statutory income tax withholding obligation and will require entities to elect whether to account for forfeitures of share-based payments by either recognizing forfeitures of awards as they occur or estimating the number of awards expected to be forfeited as is currently required. The required method of adoption varies by amendment. This accounting standards update is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2016, which for us is our fiscal 2018. Early adoption is permitted in any annual or interim period, but all of the guidance is required to be adopted in the same period and any adjustments must be reflected as of the beginning of the fiscal year. We are currently evaluating the impact this accounting standards update will have on our financial position, results of operations and cash flows.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

SUPPLEMENTAL CASH FLOW INFORMATION

	For The Years Ended
	June 30,
	2016	2015

Statement of Operation Information:
Cash paid for state taxes	$45,661	$7,050
Interest Paid (net interest income)	$270,600	$249,333
Non Cash Investing and Financing Activities:
Assets acquired with debt financing	$1,720,425	$300,000
Conversion of $15,000 of strategic payables into common stock with beneficial conversion feature interest of $5,000	$—	$20,000
Conversion of $320,000 of related party loans, including $21,043 accrued interest thereon, into 213,333 shares of common stock with beneficial conversion feature interest of $106,666	$—	$426,666
Conversion of $180,000 of related party loans into 1,800 shares of preferred stock with beneficial conversion feature interest of $59,400	$—	$239,400
Conversions of $160,000 of unpaid compensation into 1,600 shares of preferred stock with beneficial conversion feature interest of $52,800	$—	$212,800
Preferred stock dividend, declared on preferred shares held through September 30, 2014, of $494,736 paid through the issuance of 329,825 shares of common stock with beneficial conversion feature interest of $164,913	$—	$659,649
Conversion of 11,516 shares of preferred stock into 770,733 shares of common stock	$1,156,100	$—
Conversion of $252,815 of unpaid compensation into 168,550 shares of common stock with beneficial conversion feature interest of $84,272	$337,087	$—
Conversion of $69,310 of related party loans, including $39,366 accrued interest thereon, into 46,200 shares of common stock with beneficial conversion feature interest of $23,103	$92,413	$—
Accrued Deferred Offering Costs	$260,000	$—

NOTE 3 — INVENTORIES

Inventories consist of the following:

	June 30,
	2016	2015
	Amount	Amount
Raw materials	$423,670	$402,761
Work-in-process	485,344	486,254
Reserve	(37,000)	(37,000)
Total	$872,014	$852,015

The inventory reserve remained at $27,000 in our west division during the years ended June 30, 2016 and 2015. The inventory reserve remained at $10,000 in our east division during the years ended June 30, 2016 and 2015.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

Note 4 — PROPERTY AND EQUIPMENT:

Property and equipment was comprised of the following:

	June 30,
	2016	2015
	Amount	Amount
Leasehold Improvements	$40,288	$8,290
Computers, machinery & equipment	3,210,147	3,194,943
Furniture and fixtures	122,350	122,350
Transportation equipment	40,438	40,438
Property held under capital leases	56,013	56,013
	3,469,236	3,422,034
Less: accumulated depreciation and amortization	(3,310,257)	(3,227,874)
Total	$158,979	$194,160

Depreciation expense was $82,382 and $74,466 in 2016 and 2015, respectively.

NOTE 5 — ACCRUED EXPENSES:

Accrued expenses were comprised of the following:

	June 30,	June 30,
	2016	2015
Salaries, wages and other compensation, including $80,000 and $332,815 to related parties at June 30, 2016 and 2015.	$470,273	$678,729
Royalties	146,449	190,924
Professional fees	372,500	135,000
Commissions	37,936	37,936
Interest	47,144	0
Other miscellaneous accruals	60,427	63,354
	$1,134,729	$1,105,943

401 (K) Employee Benefit Plan:

The Company sponsors a 401(K) plan for all eligible employees. Employee contributions are based on a percentage of compensation. Employer contributions for both matching and profit sharing are discretionary and determined annually by management. For the years ended June 30, 2016 and 2015, there were no employer contributions to the plan. At June 30, 2016 & 2015 the Company owed no amounts to the 401 K Plan.

Deferred Lease Obligation

At June 30, 2016 the Company has $81,189 of deferred lease obligation associated with the amendment in May of 2016 for its long term lease on the Shelton Connecticut facility.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 6 — FAIR VALUE OF FINANCIAL INSTRUMENTS:

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices are used to establish fair value when they are available and other valuation techniques are utilized to estimate the fair value of financial instruments that do not have quoted market prices.

The Company has long term debt with fixed interest rates, the carrying amount of which may be different from fair value as of June 30, 2016 and 2015. The Company decided that it is not practical to estimate the fair value of these financial instruments on the basis that they are held-to-maturity debts which have no immediately available market information on the fair value and the cost of making assumptions and applying estimation methodologies to assess the fair value estimates exceeds the benefit. Information pertinent to estimating the fair value such as carrying amount, effective interest rate, maturity and repayment term are disclosed in Notes 7 through 11 and summarized in Note 13.

The Company has applied the fair value concepts to its available-for-sale securities. As such, the valuation techniques used to measure fair value is based on the source of the data used to develop the prices. The priority of these sources is defined as follows:

Level 1 — quoted prices in active markets.

Level 2 — other than quoted prices that are directly or indirectly observable.

Level 3 — unobservable inputs for the asset or liability.

Marketable securities, classified as available-for-sale securities, are measured at the lower of original cost or fair market value’ which we consider at this time to fall into (Level 1); on a recurring basis:

As of June 30, 2016 and 2015, this amounted to $200,000 and $200,000.

These are the result of our investment in AmpliTech Group Inc. On July 9, 2014 Microphase executed a securities purchase agreement with AmpliTech Group Inc. of Bohemia, N.Y. to purchase, as amended, 8,666,666 AmpliTech common shares at $0.023 per share for a total purchase price of $200,000.

MICROPHASE CORPORATION

Notes to Financial Statements

June 30, 2016

NOTE 7 — REVOLVING CREDIT LINE:

June 30,	June 30,
2016	2015

The Company entered into a revolving loan agreement with Gerber Finance, Inc. (Gerber) in February of 2012 for a maximum of $1,500,000, which was amended to $1,150,000 in November of 2013 and then increased to $1,400,000 in September 2015. Under this agreement, the Company can receive funds based on a borrowing base, which consists of various percentages of accounts receivable, inventory, a restricted cash account held by Gerber, and equipment., In connection with this agreement, the Company is subject to an annual facility fee (1.75%) on each anniversary, monthly collateral monitoring fees of $1,500 and other fees, plus interest at the rate of 7% through June 30, 2015. As of June 30, 2016 this line has a limit of $1,400,000 and the interest is currently at the base rate of 7.25%. For the months of March through June 2016, we incurred an additional 2.5% interest charge on over-advance amounts that exceeded the collateral borrowing base and briefly (less than one week) a separate additional interest charge of 2.5% for exceeding the line limit of $1,400,000. This excess utilization was eliminated in early July 2016.

$1,474,129	$1,013,406

The interest expense for 2016 and 2015 was $168,237 and $128,772, and the fees for 2016 and 2015 were $41,734 and $26,385, respectively. The effective interest rate for 2016 and 2015 was 11.54% & 15.29%, respectively.

There are financial covenants set forth in the Gerber agreement of February 3, 2012 and as amended on February 24, 2012. As of June 30, 2016 the Company was not in compliance with three financial covenants regarding minimum levels of net worth, net income and subordinated debt. The Company has not received a notice of default from Gerber regarding these covenants.

Approximate Value of collateral at balance sheet dates —

	June 30,	June 30,
	2016	2015
	Amount	Amount
Inventories	$872,014	$852,015
Accounts Receivable	1,092,482	881,221

Total Collateral	$1,964,496	$1,733,236

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 8 — NOTES PAYABLE — RELATED PARTIES:

	June 30,	June 30,
	2016	2015

Officers and Stockholders:
Payable in monthly payments of $2,000 as revised, including interest at 6% through September, 2017, of which $180,000 was converted into 1,800 shares of preferred stock during Fiscal Year Ended June 30, 2015. On March 31, 2016, the balance together with accrued interest which totaled $69,421 was converted into 46,280 common stock shares at a $1.50 per share conversion rate.	$—	$44,258

Former Employee:

Note payable to a Note Holder formerly employed by the Company, payable in monthly payments of $7,600 as revised in November, 2015, with interest at 6% until paid in full. This Note Holder subordinated his debts to the revolving line discussed in Note 7, in February 2012, and converted $170,000 of his debt into 113,333 shares of common stock during the Fiscal Year Ended June 30, 2015. During the current fiscal year the Company has sought to revise the payment schedule with Note Holder and to date the parties have not agreed to a revised repayment schedule and the note is in arrears. In May 2016, this lender initiated a Notice of Default and Demand for Payment, and in July 2016 the Note Holder initiated litigation to collect this debt in full. While the Company still seeks a mutually agreeable settlement on amicable terms the Company believes this debt will be settled for an amount substantially the same as recorded in the financial statement.

	$152,434	$168,599

Stockholders:
Two notes previously payable to individuals with monthly payments of $2,715 and $2,750 as revised, including interest at 6% through September, 2017. In January 2016, these two notes and loan amortization schedules were revised with monthly payments of $910 and $980 respectively, including interest at 3% through August 2019. The monthly payment amounts increase by $130 and $140 respectively every 4 months, per the revised schedule.	$118,762	121,140

Other Related Parties:
Previously payable to this individual in monthly payments of $875 as revised, including interest at 6% through September, 2017. In January 2016, this note & loan amortization schedule was revised with a monthly payment of $280, including interest at 3% through August 2019. The monthly payment amount increases by $40 every 4 months, per the revised schedule.	$18,754	19,058
Two notes previously payable to two individuals with identical monthly payments of $2,425 each as revised, including interest at 6% through April, 2017. In January 2016, these two notes & loan amortization schedules were revised with monthly payments of $840 each, including interest at 3% through August 2019. The monthly payment amount increases by $120 every 4 months, per the revised schedule.	$105,057	107,191

Total	395,007	460,246
Less: current portion	(137,150)	(169,447)
Long-term portion	$257,857	290,799

At June 30, 2016 the maturities of notes payable — related parties for each of the next five years & thereafter are as follows:

June 30,
2017	$137,150
2018	118,645
2019	104,112
2020	35,100
Total	$395,007

Interest expense charged to operations on these loans amounted to $21,662 and $36,085 for the years ended June 30, 2016 and 2015, respectively. The Company and the note holders (except for the former employee as discussed above) have agreed to revised repayment schedules for 42 months commencing December 2015. As of June 30, 2016, the Company is in arrears on one payment of the revised repayment schedules for each of the note holders.

  MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 9 — OTHER TERMED DEBTS:

Other termed debts consist of: (i) Long-term Debt, (ii) Capital Leases, & (iii) Extended Payment Arrangements.

Long-term Debt:	June 30,	June 30,
	2016	2015
People’s General Bank
Overdraft protection credit line loan; up to $20,000 available at June 30, 2015, with minimum payments based upon a twenty four month payout from most recent utilization, or $215 plus interest at June 30, 2015. Microphase paid this loan off in the 2nd quarter of fiscal 2016.	$—	$7,542
Ford Credit Company:
Payable in monthly payments of $499, including interest at 4.90% through April, 2019 secured by transportation equipment.	$15,823	$20,904
	$15,823	$28,446
Less: current portion	(5,336)	(12,623)
Total	$10,487	$15,823

The Company charged operations $1,309 and $2,612 in interest on these loans for the years ended June 30, 2016 and 2015, respectively.

Capital Leases:

The Company is the lessee of equipment under capital leases expiring through March, 2016. The assets are recorded at the fair market value as of the date of the leases. The assets are amortized over their estimated productive lives. Amortization is included in depreciation expense.

The following is a summary of property held under capital leases:	June 30,	June 30,
	2016	2015
Property held under capital leases	$56,013	$56,013
Less: accumulated amortization	(49,478)	(38,276)
Net property under capital leases	$6,535	$17,737

The following is a summary of balances due under capital leases:	June 30,	June 30,
	2016	2015
Total minimum lease payments	$-	$12,510
Less: amount representing interest	-	(449)
Present value of net minimum lease payments	-	12,061
Less: current portion	-	(12,061)
Long-term portion	$—	$—

Interest expense charged to operations under capital leases was $567 and $2,215 for the years ended June 30, 2016 and 2015, respectively.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 9 — OTHER TERMED DEBTS:  – (continued)

Extended Payment arrangements:

The Company is responsible for paying a former employee, disability benefits under a prior self-insured plan, through April, 2019. The plan requires monthly payments until the participant attains age 65. Interest has been imputed on this obligation at 5%.

	June 30,	June 30,
	2016	2015
Total of extended disability benefits	$26,327	$36,152
Less: amount representing interest	(1,461)	(3,316)
Present value of disability benefits	24,866	32,836
Less: current portion	(8,378)	(7,970)
Long-term portion	$16,488	$24,866

Interest expense charged to operations for the extended disability payments was $1,461 and $1,849 in 2016 and 2015, respectively.

Summary totals for Other termed debts consisting of:

(i) Long-term Debt, (ii) Capital Leases, & (iii) Extended Payment Arrangements.

	June 30,	June 30,
	2016	2015
Total minimum long term debt, capital lease & extended disability payments	$40,689	$73,343
Less: current portion	(13,714)	(32,654)
Long-term portion	$26,975	$40,689

At June 30, 2016 the maturities of all other termed debts for each of the next five years & thereafter are as follows:

June 30,
2017	13,714
2018	14,410
2019	12,565
Total minimum long term debt, capital lease & extended disability payments	$40,689

NOTE 10 — EQUITY LINES OF CREDIT:

The Company had previously guaranteed the payment of an Equity Line of Credit with Wells Fargo Bank totaling up to $250,000, the proceeds of which the Company received from a concurrent loan from Edson when the credit line was funded on August 15, 2008 discussed further in Note 14. In June 2014 the Company agreed to assume the remaining balance of $243,257 for the cancellation of 2,433 shares of its $100 par value preferred stock. As of June 30, 2016 & 2015 this line of credit has $250,000 available, secured by residential real estate owned by a former COO of the Company, of which $218,290 and $232,466 was outstanding, respectively, with an interest rate of 3.35%. Interest expense charged to operations on this loan amounted to $7,608 and $7,924 for the years ended June 30, 2016 and 2015 respectively.

Effective June 30, 2014 the Company also has guaranteed to its President and a general member of MHC, the repayment of a second Equity Line of Credit with Wells Fargo Bank as also discussed further in Note 14. As of June 30, 2016 & 2015 this line of credit has $150,000 available, secured by the president’s principal residence, of which $101,003 and $119,531 is outstanding respectively, with an interest rate of 3.0%. Interest expense charged to operations on this loan amounted to $3,332 and $4,105 for the years ended June 30, 2016 and 2015.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 11 — ACQUIRED INTANGIBLE ASSETS & ACQUISITION NOTES PAYABLE:

The Company acquired certain assets including specific inventory and fixed assets from a RF services provider, Microsemi Corp-RF Integrated Solutions (“Microsemi”); which had eliminated providing certain RF services similar to that of the Company for approximately 10 customers. The acquisition was pursuant to a contract, originally dated March 27, 2013, which provided for a $100,000 down payment and a note payable for $650,000, with payments through December, 2014 as amended. The total purchase price of $750,000 was allocated to tangible assets inventory and fixed assets associated with these specific RF services, and $155,277 intangible assets consisting of a customer list, non-compete clause and an exclusive license. The Contract also provided for 5% royalty on certain RF services we will provide to the specified 10 customers.

On August 8, 2014 the Company signed a strategic partnership agreement with Dynamac, Inc. to develop, manufacture and market a portfolio of low cost RF/Microwave and Millimeter-wave calibrated test probes and related universal test platforms. Microphase agreed to pay a one-time licensing and rights fee of $350,000 of which $50,000 was paid in the first quarter of fiscal 2015, and the remaining $300,000 was originally due in the second quarter. As of June 30, 2015 the Company was renegotiating repayment terms as well as the expected delivery date of the initial proto-type products.

On January 21, 2016, Microphase Instruments LLC, a wholly-owned subsidiary of Microphase Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Dynamac, Inc. (the “Seller”), pursuant to which the Company acquired from the Seller an entire line of proprietary radio frequency (RF) and microwave test and measurement products, together with certain corresponding intellectual property, for an aggregate purchase price of $2,500,000 (the “Purchase Price”). The Agreement replaces all previous agreements and arrangements between the Company and the Seller, including, without limitation, that certain strategic partnership agreement dated August 8, 2014.

Asset allocation on Acquisition date

The Exclusive License associated with the Microsemi Inc. (“Microsemi”) asset acquisition was valued at $56,861, was ascribed a perpetual life and is subject to evaluation annually for impairment. Management has determined that there was no impairment charge to be recorded for the years ended June 30, 2016 and 2015. Customer Lists and Non-Compete agreements associated with the Microsemi asset acquisition were ascribed useful lives of 7 and 5 years respectively. The consideration paid for this portion of business was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. We assigned $155,277 to identifiable intangible assets, which consist of a customer list, non-compete clause and an exclusive license. The acquired intangible assets will be amortized over their estimate lives, which range from 5 to 10 years, primarily using accelerated amortization methods based on the cash flow streams used to value those assets. The exclusive license has a contractual indefinite life and will be reviewed annually for impairment. There was no excess of the purchase price over the estimated fair value of the net assets acquired and as such no goodwill was recorded. Amortization expense recorded for these intangible assets was $15,511 and $15,511 for the years ended June 30, 2016 and 2015, respectively.

The Dynamac License was recorded at cost. The Company deposited $50,000 and provided a $300,000 note payable toward the initial contract during fiscal 2015 which was subsequently revised by the Dynamac agreement of January 21, 2016.

The assets acquired in the Dynamac agreement have been valued at the contract price in our initial measurement, resulting in intangible assets other than goodwill, primarily Intellectual Property consisting of two (2) patents with remaining lives of over 12 years each, a portfolio of product prototypes to be patented, trade secrets, know-how, confidential information and other intellectual property. We expect to incur additional costs to apply for eighteen (18) new patents, in addition to various trademarks and copyrights.

Our accounting for the allocation of the relative fair value of the intangible assets, other than goodwill, acquired in the Dynamac acquisition is still preliminary. The fair value estimates for the assets acquired were based on preliminary calculations, and our estimates and assumptions of the allocation of the relative fair value of these assets to possibly amortizable components, and if any, what period of amortization would be appropriate, are subject to change as we obtain additional information for our estimates during the measurement period (up to one year from the acquisition date). These assets will be subject to periodic evaluation and at a minimum will be reviewed annually for impairment. The Company assesses these assets for impairment based on their future cash flows.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 11 — ACQUISITION OF ASSETS & NOTE PAYABLE:  – (continued)

Our Acquisitions have resulted in the following Asset allocation:

	June 30,	June 30,
	2016	2015

Intellectual Property	$2,520,425	$350,000
Customer List	73,017	73,017
Non-Compete Clause	25,399	25,399
Exclusive License	56,861	56,861
Total	2,675,702	505,277
Accumulated Amortization	(46,532)	(31,022)
Net Total	$2,629,170	$474,255

Asset Acquisition Note Payable is comprised of the following:

	June 30,	June 30,
	2016	2015

Asset Acquisition Note Payable-current portion
- Microsemi	$—	$—
- Dynamac agreement	975,345	300,000
Asset Acquisition Note Payable, net of current portion
- Dynamac agreement	1,045,080
Total Asset acquisition note payable	$2,020,425	$300,000

The acquisition of Microsemi- on March 27, 2013, provided for a $100,000 down payment and a note payable for $650,000, with payments through December, 2014 and was repaid in full during Fiscal 2015.

The Dynamac agreement, as revised, of January 21, 2016 was funded by the $50,000 original deposit paid in connection with the previous agreement, $350,000 paid at closing, $100,000 paid in February 2016, and a series of four $550,000 payments payable on the note semi-annually, due in August 2016 & 2017 and February 2017 & 2018. The Company imputed interest at 7%, its most favorable credit line rate, and as such is valued at $2,020,425.

  MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 12 — INCOME TAXES AND DEFERRED TAXES:

There is no provision for federal income tax and state income tax is provided for at the minimum statutory amount. The Company has available at June 30, 2016 approximately $7,655,000 and $6,950,000 in federal and state unused operating loss carry-forwards that expire in various years from 2019 to 2036. The Company also has available at June 30, 2016 approximately $3,400,000 capital loss carry-forwards.

The provisions for current and deferred income taxes are summarized as follows:

	2016	2015
	Amount	Amount
Current:
United States	$(338,321)	$(788,153)
State and local	(51,231)	(119,349)
	(389,552)	(907,502)
Deferred:
United States	215,390	304,500
State and local	32,616	46,110
	248,006	350,610
Valuation reserve	(192,713)	(564,192)
	$51,167	$7,300

The elements is the tax provision consist of the following:

	2016	2015
	Amount	Amount
Domestic tax loss and credit carryforwards	$(437,026)	$(900,093)
Deferred revenue	47,473	(45,906)
Share-based compensation	248,006	350,610
Capital loss carryforwards	-	38,496
All other — net	-	-
	(141,546)	(556,892)
Valuation allowance	(192,713)	(564,192)
	$51,167	$7,300

Deferred income tax assets and liabilities result from differences in reporting of income and expenses and operating loss carry-forwards. No deferred income tax assets have been recorded due to the fact that it is unlikely the Company will derive any tax benefit, until such time it attains profitability, from these factors. There were no material unrecorded taxes at the years ending June 30, 2016 or 2015.

The Company is subject to routine audits by taxing jurisdictions, however, there are currently no audits in progress. The Company remains subject to examinations by U.S. Federal and various state authorities for years ending after June 30, 2013.

NOTE 13 — COMMITMENTS AND CONTINGENCIES:

The Company sublet office space until March 31, 2015 and a vehicle in fiscal 2015 to mPhase Technologies, Inc. (mPhase), a related company. In Fiscal 2015 the rent recorded was $13,500 for the office space and $9,000 for the vehicle. As of June 30, 2016 and 2015, mPhase owed the Company $33,295 and $28,045.

In March of 2013 the Company acquired a division of Microsemi Inc. for $750,000 plus 5% royalty of gross sales. There were payments of $360,000 in 2015 which completed the acquisition. There were no payments in 2016.

The Company leases four vehicles under operating leases expiring in 2016 through 2018. As of June 30, 2016, the future minimum rental payments for fiscal 2017 are $34,909.

The Company has employment contracts with three officers and one employee and one consulting contract discussed in note 14 below.

The Company also has guaranteed to Edson, and its majority shareholders individually as signatories, the repayment of loan origination costs, interest charges and the principal in full, for an Equity Line of Credit with Wells Fargo Bank totaling up to $250,000, the proceeds of which the Company received a concurrent loan from Edson when the credit line was funded on August 15, 2008. Edson incurred approximately $3,200 loan origination costs (see note 14). The Company is a guarantor of a $243,296 note to Wells Fargo secured by real estate of one of the officers. As of June 30, 2016 & 2015 this line of credit had $250,000 available, secured by residential real estate owned by the vice president, of which $218,290 and $232,466 was outstanding, respectively, with an interest rate of 3.35%. Interest expense charged to operations on this loan amounted to $7,608 and $7,924 for the years ended June 30, 2016 and 2015 respectively.

The Company is also a guarantor of a $131,545 note to Wells Fargo secured by real estate of another officer. As of June 30, 2016 & 2015 this line of credit had $150,000 available, secured by the president’s principal residence, of which $101,003 and $119,531 was outstanding respectively, with an interest rate of 3.0%. Interest expense charged to operations on this loan was $3,332 and $4,105 for the years ended June 30, 2016 and 2015. These notes were assumed by the Company effective June 30, 2013 and 2014, respectively.

 MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 13 — COMMITMENTS AND CONTINGENCIES:  – (continued)

On January 21, 2016, Microphase Instruments LLC, a subsidiary of Microphase Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Dynamac, Inc. (the “Seller”), pursuant to which the Company acquired from the Seller an entire line of proprietary radio frequency (RF) and microwave test and measurement products, together with certain corresponding intellectual property, for an aggregate purchase price of approximately $2,500,000 (the “Purchase Price”). The Purchase Price was funded by the $50,000 original deposit paid in connection with the previous agreement, $350,000 paid at closing, $100,000 paid in February 2016, and a series of four $550,000 payments payable on the note semi-annually, due in August 2016 & 2017 and February 2017 & 2018. The Company imputed interest at 7%, its most favorable credit line rate, and as such is valued at $2,020,425.

The Agreement replaces all previous agreements and arrangements between the Company and the Seller, including, without limitation, that certain strategic partnership agreement dated August 8, 2014.

The Company has material Debt Service commitments at June 30, 2016 as discussed in Notes 8 through 11 summarized as follows:

	Related Party Loans-SEE NOTE 8	Other Termed Debt-SEE NOTE 9	Equity Lines of Credit-SEE NOTE 10	Acquisition Notes-SEE NOTE 11	Total
EFFECTIVE INTEREST RATE FISCAL YEAR ENDED JUNE 30, 2016	4.1%	5.5%	3.3%	7.0%

Fiscal Years:
2017	$137,150	$13,714	$38,132	$975,345	$1,164,341
2018	118,645	14,410	39,363	1,045,080	1,217,498
2019	104,112	12,565	241,798	-	358,475
2020	35,100	-	-	-	35,100
Total	$395,007	$40,689	$319,293	$2,020,425	$2,775,414

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 13 — COMMITMENTS AND CONTINGENCIES:  – (continued)

In connection with the acquisition of a specific product line of Microsemi’s, the Company signed a lease for 4,000 square feet of space at Microsemi’s facility in Folsom, CA. The initial terms of the lease were $8,400 per month rent with a term of one year. The lease was renegotiated in April of 2014 with a new rent of $7,000 per month beginning in June 2014 through June 2016, extended to July. The rent expense for fiscal 2015 was $91,500. The rent expense for fiscal 2016 was $132,000. The Company did not renew this lease. The Company moved all of the inventory and equipment from the facility in Folsom, CA into our facility in Shelton, Connecticut in August of 2016.

In November 2013 the Company sold the headquarters building to 587 Connecticut Avenue LLC. Beginning November 27, 2013 through April 17, 2015 the Company leased back a portion of the building for $10,103 per month. Under the terms of the lease, either party could terminate the lease with 90 days prior notice.

The Company moved to Shelton, Connecticut on April 21, 2015, to a facility with 15,000 square feet with monthly rent of $15,000, for a 7-year term with annual escalations of 3%. In December 2015 the Company committed to rent additional space in connection with the acquisition of the Dynamac proprietary line. In June 2016 the monthly rent became $18,400 and in August 2016 $24,740.

Under the terms of the Shelton lease minimum premises lease commitments for the next five years and thereafter at June 30, 2016 is as follows:.

Total
Fiscal Years:

2017	302,511
2018	304,989
2019	314,051
2020	323,351
2021	332,890
Thereafter	708,362
Total	$2,286,154

Rent Expense for Fiscal Years Ended June 30, 2016 and 2015 was $334,060 and $240,532, respectively.

We are subject to the possibility of legal proceedings and other claims arising out of the conduct of our business, including proceedings and claims relating to commercial and financial transactions; government contracts and sub-contracts; alleged lack of compliance with applicable laws and regulations; production partners; product liability; patent and trademark infringement; employment disputes; and environmental, safety and health matters. Some potential legal proceedings and claims could seek damages, fines or penalties in substantial amounts or remediation of environmental contamination. As a government sub-contractor, we are subject to audits, reviews and investigations to determine whether our operations are being conducted in accordance with applicable regulatory requirements. Under federal government procurement regulations, certain claims brought by the U.S. Government could result in our suspension or debarment from U.S. Government contracting for a period of time. On the basis of information presently available, we do not believe that there are any existing proceedings or potential claims that would have a material effect on our financial position or results of operations.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 14 — RELATED PARTY TRANSACTIONS:

The Company had activities with related parties during the fiscal years 2016 and 2015.

The Company sublet office space until March 31, 2015 and a vehicle in fiscal 2015 to mPhase. In Fiscal 2016 the rent recorded was $0 for the office space and $9,000 for the vehicle. In Fiscal 2015 the rent recorded was $13,500 for the office space and $9,000 for the vehicle.

As of June 30, 2016 and 2015 mPhase owed the Company $33,295 and $28,045, respectively.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 14 — RELATED PARTY TRANSACTIONS:  – (continued)

Employment and Consultant Contracts:

The Company had previously entered into employment contracts with two long term officers through 2015 that provided for a stated salary of $250,000 per year, plus company benefits. These contracts were subject to other items and included a non-compete covenant. In Fiscal 2015 the Company entered into updated three year employment agreements with these two workers, one as an officer, currently the Company’s president and a director, and one as a strategic consultant upon his resignation as an officer and director. These updated contracts include base compensation of $225,000 per year plus company benefits, severance provisions and non-competition covenants for both individuals. As of June 30, 2016 and 2015, the Company owed $80,000 and $332,815 to these individuals, respectively.

In Fiscal 2015 the Company also entered into three year employment contracts with two new officers for at will employment with base compensation of $160,000 and $150,000 per year plus company benefits, respectively. Effective July 1, 2016 the Company revised these agreements with these two officers. These updated contracts include base compensation of $175,000 and $165,000 per year plus company benefits, severance provisions and non-competition covenants for both officers.

Effective July 1, 2016 the Company executed a modification to the consulting contract with the general manager through February 1, 2019. The updated contract includes base compensation of $192,000 per year with contract termination fees, comparable to the severance provisions for officers, and non-competition covenants.

Equity Lines of Credit:

The Company also has guaranteed to Edson, and its majority shareholders individually as signatory’s, the repayment of loan origination costs, interest charges and the principal in full, for an Equity Line of Credit with Wells Fargo Bank totaling up to $250,000, the proceeds of which the Company received a concurrent loan from Edson when the credit line was funded on August 15, 2008. Edson incurred approximately $3,200 loan origination costs. The credit line was secured by residential real estate owned by Edson at that time. In June 2010 the Company issued 2,532 shares of its $100 par value preferred stock to Edson to secure repayment of the $250,000 plus costs incurred, by the Company for the concurrent loan made to the Company, agreeing to continue to pay interest charges and committing to repay the principal by March 2012. This agreement was extended through March 2013, and again through June 2014. On June 30, 2013 the balance was $244,362 which is shown as a reduction of equity in the Statement of Changes in Stockholders’ Deficit for the fiscal years ended June 30, 2013. In March, 2013 the Company agreed to assume the remaining balance from Edson and then effective June 30, 2014, indemnified the officers from any liability pertaining to this note, of $243,296 for the cancellation of 2,433 shares of its $100 par value preferred stock.

Effective June 30, 2014 the Company also has guaranteed to its president, and a general member of MHC, the majority shareholder, individually as signatory’s, the repayment of a second Equity Line of Credit with Wells Fargo Bank, secured by the president’s principal residence, totaling $131,545 at that date. The proceeds of this home equity loan were primarily used to fund loan advances to the Company by the president in recent fiscal years. The Company committed to pay interest charges and the principal in full for this obligation and recorded the assumption as a $100,000 reduction of loans and a $31,545 reduction of unpaid compensation due to the president. (ALSO SEE NOTE-10)

  MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 15 — MAJOR CUSTOMERS AND SEGMENTS:

The Company had two customers in 2016 and two customers in 2015 which each accounted for more than 10% of sales.

The Company recorded sales of $4,123,408 with the two customers during the year ended June 30, 2016. These sales represent 45% of total sales for the year. At June 30, 2016, these customers owed $322,376 to the Company.

The Company recorded sales of $3,689,132 with the two customers during the year ended 2015. These sales represent 45% of total sales for the year. At June 30, 2015 these customers owed $383,464 to the Company.

Sales to U.S. customers were $7,921,939 and $7,047,074 which represented 87% and 86% of sales for the year ended June 30, 2016 and 2015, respectively.

NOTE 16 — STOCKHOLDERS’ EQUITY:

Microphase Corporation has, as amended, authorized capital of 7,800,000 shares of common stock with no par value and 200,000 shares of preferred stock, convertible into common stock subsequent to October 4, 2014, $100 par value per share, with 6% cumulative dividends when declared.

Common Stock Transactions

During the Fiscal Year ended June 30, 2016, the Company issued 80,000 shares of its Common Stock to two consultants pursuant to consulting agreements and 210,000 shares to two Officers and Directors for services, respectively, valued at $580,000, which was charged to selling general and administrative expense for this period. Also during the fiscal year ended June 30, 2016, the Company granted options to an Officer and Director for services to purchase 75,000 shares of Common Stock, with an exercise price of $2.00, with a term of 7 years, and which rights vest over the next three years. The total value of these options was estimated to be $106,200 using the Black Scholes method, based on an assumed volatility of 112.5% and an interest rate of .09% resulting in a $35,400 charge to selling general and administrative expense for the fiscal year ended June 30, 2016, deferring the balance of which $35,400 will be charged quarterly as it vests.

During the Fiscal Year ended June 30, 2016, the Company completed a private placement of its common stock to an accredited investor pursuant to Rule 504 of regulation D and Section 4(2) of the Securities Act of 1933, as amended. The Company issued 125,000 shares of its common stock at $2.00 per share together with a 5 year warrant to purchase up to 125,000 additional shares of our common stock at $2.50 to the investor and 25,000 shares to the placement agent, and received net proceeds of $225,000 after deducting $25,000 of cash costs, which was used for working capital.

During the Fiscal Year ended June 30, 2016, the Company’s President converted $252,815 of unpaid compensation into 168,550 shares of Common Stock resulting in a loss on the settlement of liabilities of $84,271. The President also converted $69,310 of related party loans, including $39,366 of accrued interest, into 46,200 shares of Common Stock resulting in a loss on the settlement of liabilities of $23,103. In total the Company settled $322,125 of related liabilities and recorded a $107,375 loss on the settlement of liabilities with related parties for a total of 214,750 shares of Common Stock valued at $429,500.

MICROPHASE CORPORATION

 Notes to Financial Statements
June 30, 2016

NOTE 16 — STOCKHOLDERS’ EQUITY:  – (continued)

During the Fiscal Year ended June 30, 2015, the Company issued 435,000 shares of its common stock for services and charged $790,000 to selling general and administrative expense and $80,000 to engineering and research expenses, respectively, valuing the shares based upon the value of concurrent private placements.

During the Fiscal Year ended June 30, 2015, the Company also issued 311,782 shares of its common stock to accredited investors in private placements of its common stock to accredited investors pursuant to Rule 504 of regulation D and Section 4(2) of the Securities Act of 1933, as amended, which included 68,782 shares to finders and $31,450 of offering costs, generating $447,050 net proceeds to the Company.

Also during the Fiscal Year ended June 30, 2015, the Company recorded the conversion of $320,000 of related party loans, including $21,043 accrued interest thereon, into 213,333 shares of common stock with beneficial conversion feature interest of $106,666, charged to loss on debt settlements and the conversion of $15,000 of strategic payables into common stock with beneficial conversion feature interest expense of $5,000.

Preferred Stock Transactions

During the Fiscal Year ended June 30, 2016, the Company issued 770,733 shares of the Company’s Common Stock pursuant to the conversion of 11,561 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) held by a private investor. The issuance did not result in any proceeds to the Company as the conversion to common shares effectively cancelled 11,561 shares of Preferred Stock previously acquired by the holder.

During the Fiscal Year ended June 30, 2015, the Company recorded the Conversion of $180,000 of related party loans into 1,800 shares of preferred stock with beneficial conversion feature interest of $59,400 and the conversions of $160,000 of unpaid compensation into 1,600 shares of preferred stock with beneficial conversion feature interest of $52,800.

The preferred stock, with respect to dividends, liquidation payments, and liquidation rights, ranks senior to the common stock and of the Company. Holders of Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends, at the annual rate of 6% of the stated par value, or $100 per share. Dividends are cumulative and accrue from the effective date of issuance of the Preferred Stock until declared.

As of June 30, 2014, 23,543 preferred shares were issued and the cumulative dividends undeclared were approximately $459,400. In December 2014, the Board of Directors declared $494,735 of dividends on preferred shares outstanding as of September 30, 2014 and authorized the payment in 329,825 shares common stock using a conversion rate of $1.50 per share, charging an additional $164,193 to retained deficit for the loss on the settlement of the dividend payable. As of June 30, 2015, 26,943 preferred shares are outstanding and cumulative undeclared dividends on preferred stock are $115,769. As of June 30, 2016, 15,382 preferred shares were outstanding and cumulative undeclared dividends on preferred stock were $243,788.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 16 — STOCKHOLDERS’ EQUITY:  – (continued)

Shareholders meeting and approval of amendments

On October 4, 2014 at a special meeting of the shareholders of the Company the shareholders approved amendments to the Certificate of Incorporation of the Company to:

(1)

Increase its authorized common stock from 4,800,000 shares of common stock without par value to 50,000,000 shares of common stock without par value for economic reasons the Board of Directors has implemented an increase to 7,800,000 shares;

(2)

Increase its authorized preferred stock from 200,000 shares, $100 par value per share, to 2,000,000 shares of 6% convertible preferred stock, for economic reasons this has yet to be implemented, $100 par value per share. Each outstanding and hereafter issued share of the preferred stock will:

i)

be entitled to a cash dividend, payable quarterly on the last business day of each fiscal quarter of the Company, commencing with the fiscal quarter ended December 31, 2014, if and when declared by the Company’s board of directors. These dividends will be cumulative, will accrue if not declared by the directors, and must be paid before any dividends or other distributions are made to the common shareholders.

ii)	be entitled, on liquidation of the Company, to receive $100 per share plus accrued dividends before any distributions are made to the common shareholders.

iii)	be convertible at the option of the holder into common stock of the Company at a price agreeable to the holders of the preferred stock.

(3)

Enter into agreements for the conversion of at least $660,000 of shareholder/note holder loans which together with accrued interest are estimated to total $1,160,000 of debt at September 30, 2014 into shares of common stock of the Company.

Capital stock conversions

During the fiscal year ended June 30, 2016, the Company’s President converted $252,815 of unpaid compensation into 168,550 shares of Common Stock resulting in a loss on the settlement of liabilities of $84,271. The President also converted $69,310 of related party loans, including $39,366 of accrued interest, into 46,200 shares of Common Stock resulting in a loss on the settlement of liabilities of $23,103. In total the Company settled $322,125 of related liabilities and recorded a $107,375 loss on the settlement of liabilities with related parties for a total of 214,750 shares of Common Stock valued at $429,500.

The Company recorded a loss on the settlement of liabilities of $223,866 which was charged to operations in the fiscal year ended June 30, 2015, in connection with the conversion of $675,000 of debts, $660,000 of which were with related parties representing $218,836 of the loss on the settlement of liabilities, into 233,333 shares of common stock and 3,400 shares of $100 preferred stock convertible into common stock at $1.50 per share, based upon the difference between the conversion value of $1.50 and $2.00, the value of shares issued in recent private placements.

MICROPHASE CORPORATION

Notes to Financial Statements
June 30, 2016

NOTE 16 — STOCKHOLDERS’ EQUITY:  – (continued)

Reserved Shares

Stock Options

The Board approved the implementation of a stock option plan in January 2015, for which the Company will not seek ratification by the shareholders, reserving 250,000 shares of Common Stock for this plan; however, such plan has not yet been set forth in a formal document adopted by the board. During the fiscal year ended June 30, 2016, the Company granted options, as part of this plan, to an Officer and Director for services to purchase 75,000 shares of Common Stock, with an exercise price of $2.00, with a term of 7 years, and which rights vest over the next three years as follows; 25,000 shares were exercisable immediately and 25,000 shares vest each October 1 of 2016 and 2017. The total value of these options was estimated to be $106,200 using the Black Scholes method, based on an assumed volatility of 112.5% and an interest rate of .09%. $35,400 was charged to operations in the during the fiscal year ended June 30, 2016 deferring the balance of which $35,400 will be charged each October 1 of 2016 and 2017 for fiscal 2017 & 2018.

Series A Preferred Shares currently convertible

As of June 30, 2016, 15,382 preferred shares were outstanding and cumulative undeclared dividends on preferred stock were $243,788. The preferred shares are convertible into 1,025,467 shares of the Company’s common stock at $1.50, and the dividends, if declared, are convertible into 162,525 common shares stock also at $1.50, until such time the Company’s common stock begins trading.

Certain Debts currently convertible

As of June 30, 2016, $395,007 of loans from related parties and $80,000 of unpaid compensation are convertible into 263,338 and 53,334 shares of the Company’s common stock at $1.50, respectively, until such time the Company’s common stock begins trading.

Deferred Common Stock Awards

The Board approved additional stock compensation for the Company’s Chief Financial Officer and a Director of the Company and the Company’s Chief Technology Officer, Chief Marketing Officer, and a Director of the Company whereby they will receive an additional 100,000 and 175,000 shares of common stock each as follows: 30,000 and 40,000 shares per quarter for the next three quarters, beginning December 31, 2015, and then 10,000 and 55,000 shares in the quarter ending September 30, 2016.

NOTE 17 — SUBSEQUENT EVENTS:

The Company was awarded a grant and a loan pursuant to the State of Connecticut Small Business Express Program which closed in August 2016. The terms include the following:

A)	Small Business Express Matching Grant in an amount of $100,000. State grant funding requires a dollar for dollar match on behalf of the Company, and

B)	Small Business Express Job Creation Incentive loan in an amount of $300,000 at an interest rate of 3.0 % for a term of 10 years. Principal and Interest will be deferred for the first year of the loan.

MICROPHASE CORPORATION

MICROPHASE CORPORATION

Condensed Consolidated Balance Sheets

	March 31,	June 30,
	2017	2016
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$17,723	$81,224
Accounts receivable, net of allowance of $5,000 March 31, 2017 and June 30, 2016	339,705	1,092,482
Inventory	702,724	872,014
Due from related parties	33,295	33,295
Prepaid and other current assets	160,690	63,742
TOTAL CURRENT ASSETS	1,254,137	2,142,757
Property and equipment, net	104,996	158,979
OTHER ASSETS
Cash – restricted	100,000	100,000
Intangible assets	97,111	2,629,170
Marketable securities	676,000	200,000
Deposits on Purchase	1,000,000	-
Deferred offering costs	-	260,000
Other assets-lease deposit	43,479	43,479
TOTAL OTHER ASSETS	1,916,590	3,232,649
TOTAL ASSETS	$3,275,723	$5,534,385
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Credit Facility – Revolving Loan	$902,505	$1,474,129
Accounts payable	792,183	553,331
Accrued expenses	1,253,650	1,134,729
Deferred Revenue & Customer Deposits	73,200	117,800
Notes Payable – Related Parties, current portion	393,282	137,150
Other current obligations	725,856	-
Asset Acquisition Note Payable-current portion	-	975,345
Equity Lines of Credit-current portion	38,376	38,132
Other termed debts – current portion	13,714	13,714
TOTAL CURRENT LIABILITIES	4,192,766	4,444,330
Other termed debts, net of current portion	317,946	26,975
Notes Payable – Related Parties, net of current portion	180,394	257,857
Asset Acquisition Note Payable	-	1,045,080
Equity Lines of Credit, net of current portion	273,387	281,161
Deferred Lease Obligation	104,644	81,189

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
6% cumulative preferred stock, $100 par value, 200,000 shares authorized, designated as series A Convertible Preferred, 15,382 shares issued and outstanding on March 31, 2017 (unaudited) and June 30, 2016, respectively	1,538,200	1,538,200
Common stock, $0.0001 par value, 20,000,000 shares authorized and, 2,436,485 and 2,067,040 shares issued and outstanding at March 31, 2017 (unaudited) and June 30, 2016, respectively	244	207
Additional Paid In Capital	13,449,602	11,799,037
Accumulated Other Comprehensive Income	476,000	–
Accumulated Deficit	(17,257,460)	(13,939,651)
TOTAL STOCKHOLDERS’ DEFICIT	(1,793,414)	(602,207)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,275,723	$5,534,385

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-1

MICROPHASE CORPORATION

Condensed Consolidated Statements of Operations

	For the Three Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)
Revenues	$1,065,661	$1,952,817
Cost of Sales	800,989	1,374,194
Gross Profit	264,672	578,623
Selling, General and Administrative Expenses (including non-cash stock related charges of $83,852 and $140,000 for the three months ended March 31, 2017 and 2016. For the 3 months ended March 31, 2017, SG&A included a one-time expense of $430,000 of previously Deferred Offering Costs.)	1,129,174	825,650
Engineering and Research expenses	173,399	258,410
Other Income (Expense)	2,687	(106,857)
Interest (Expense and Credit costs) net	(122,654)	(98,832)
Net Income (Loss) before Income Taxes	(1,157,868)	(711,126)
Income Taxes	-	(5,750)
Net Income (Loss)	$(1,157,868)	$(716,876)

Basic Net income (loss) per share:	$(0.48)	$(0.13)
Diluted Net income (loss) per share:	$(0.48)	$(0.13)

Weighted Average Number of Shares Outstanding:
Basic	2,428,152	1,898,680
Diluted	2,428,152	1,898,680

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

MICROPHASE CORPORATION

Condensed Consolidated Statements of Operations

	For the Nine Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)
Revenues	$3,582,458	$7,002,891
Cost of Sales	2,629,156	4,136,725
Gross Profit	953,302	2,866,166
Selling, General and Administrative Expenses (including non-cash stock related charges of $615,602 and $475,400 for the nine months ended March 31, 2017 and 2016. For the 9 months ended March 31, 2017, SG&A included a one-time expense of $430,000 of previously Deferred Offering Costs.)	2,925,143	2,596,430
Engineering and Research expenses	572,380	725,874
Other Income (Expense)	(420,513)	(110,625)
Interest (Expense and Credit costs) net	(352,025)	(216,290)
Net Income (Loss) before Income Taxes	(3,316,759)	(783,053)
Income Taxes	(1,050)	(46,117)
Net Income (Loss)	$(3,317,809)	$(829,170)

Basic Net income (loss) per share:	$(1.48)	$(0.16)
Diluted Net income (loss) per share:	$(1.48)	$(0.16)

Weighted Average Number of Shares Outstanding:
Basic	2,242,459	1,710,981
Diluted	2,242,459	1,710,981

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

MICROPHASE CORPORATION

Condensed Consolidated Statements of Comprehensive Income (Loss)

	For The Three Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)
Net income (loss)	$(1,157,868)	$(716,876)
Other comprehensive income (loss):
Net unrealized gain (loss) on securities available-for-sale, net of income taxes	130,000	18,000
Total comprehensive income (loss)	$(1,027,868)	$(698,876)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

MICROPHASE CORPORATION

Condensed Consolidated Statements of Comprehensive Income (Loss)

	For The Nine Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)
Net income (loss)	$(3,317,809)	$(829,170)
Other comprehensive income (loss):
Net unrealized gain (loss) on securities available-for-sale, net of income taxes	476,000	-
Total comprehensive income (loss)	$(2,841,809)	$(829,170)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

MICROPHASE CORPORATION

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the Nine Months Ended March 31, 2017

(Unaudited)

	Preferred Stock		Common Stock (par value $.0001)		Additional Paid In	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Amount

Balance, June 30, 2016	15,382	$1,538,200	2,067,040	$207	$11,799,037	-	$(13,939,651)	$(602,207)

Issuance of common stock and options for services			125,000	13	615,589			615,602

Issuance of Common Stock and warrants in Private Placements, net of $65,000 costs			144,445	14	584,986			585,000

Unrealized gain on marketable securities						476,000		476,000

Issuance of common stock to Dynamac in connection with the Second Amendment to Purchase Agreement dated November 22, 2016			100,000	10	449,990			450,000

Net Loss For the Nine Months Ended March 31, 2017							(3,317,809)	(3,317,809)

Balance, March 31, 2017	15,382	$1,538,200	2,436,485	$244	$13,449,602	$476,000	$(17,257,460)	$(1,793,414)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-6

MICROPHASE CORPORATION

Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)
Cash Flow Provided by (Used In) Operating Activities:
Net Loss	$(3,317,809)	$(829,170)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Dynamac Contract Revision Fee	450,000	-
Depreciation and amortization	65,617	70,154
Non-cash charges relating to issuance of common stock for services	615,602	475,400
Amortization of debt discount	11,750	-
Loss on Settlement of Liabilities	-	107,375
Gain on sale of asset	(5,000)	-
Deferred Offering Cost charges	430,000

Changes in assets and liabilities:
Accounts receivable	752,777	210,711
Inventories	169,290	78,571
Other assets	424,802	(17,047)
Deferred Rent	23,455	-
Accounts payable	238,850	141,270
Accrued Expenses	(23,452)	96,788
Customer deposits & deferred revenue	(44,600)	18,300
Due to/from related parties	-	(5,250)
Net cash provided by (Used in) operating activities	$(208,718)	$347,102

Cash Flow Used in Investing Activities:
Purchase of intangible assets	$-	$(459,027)
Deposits on Purchase	(1,000,000)	-
Sale of fixed asset	5,000	-
Purchase of fixed assets	-	(47,202)
Net Cash used in investing activities	$(995,000)	$(506,229)

Cash Flow Provided by (Used in) Financing Activities:
Proceeds from issuance of common stock	$585,000	$-
(Payments) Proceeds from revolving credit facility (net)	(571,624)	163,604
Proceeds from short term notes, net of placement fees of $70,500	634,500	-
Proceeds from Overdraft Facility & Other Notes	53,900	-
Payments of equity lines of credit	(7,530)	(27,579)
Payments of long-term debt	(13,528)	(11,329)
Proceeds from DECD loan	300,000	-
Payments of capital lease obligations	-	(10,695)
Advances from related parties	165,000	25,000
Payments to Related Parties	-	(27,320)
Payments of extended term arrangement	(5,501)	(5,978)
Net cash provided by financing activities	$1,140,217	$105,703
Net decrease in cash	$(63,501)	$(53,424)
CASH, beginning of period	$81,224	$127,093
CASH, end of period	$17,723	$73,669

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-7

MICROPHASE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Microphase Corporation (the “Company”) is a design-to-manufacture original equipment manufacturer (OEM) industry leader delivering world-class radio frequency (RF) and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers (DLVA) to the military, aerospace and telecommunications industries. Sales to military markets represent 100% of sales. The Company is headquartered in Shelton, Connecticut.

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the regulations of the Securities Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the consolidated financial statements and related disclosures for the year ended June 30, 2016 which was filed with the Securities & Exchange Commission on form 10K on October 3, 2016. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three and nine months ending March 31, 2017 are not necessarily indicative of the results that may be expected for a full fiscal year. The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries which include (1) Microphase West LLC, for all periods presented herein (albeit the operations of this subsidiary were moved into our Shelton, Connecticut facility), and (2) Microphase Instruments LLC, since October 23, 2015. All intercompany accounts and transactions have been eliminated.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016. As of June 30, 2016, we had an accumulated deficit of $13,939,651 and a total stockholders’ deficit of $602,207. As of March 31, 2017, we had an accumulated deficit of $17,257,460 and a total stockholders’ deficit of $1,793,414. A significant amount of capital will be necessary to sustain, grow and advance our business and these conditions raise substantial doubt about our ability to continue as a going concern, as expressed in the report of our Independent Registered Public Accounting Firm for the year ended June 30, 2016.

The Company’s ability to continue as a going concern and its future success is dependent upon its ability to raise capital in the near term to: (1) satisfy its current obligations, (2) continue its research and development efforts, and (3) allow the successful wide scale development, deployment and marketing of its products.

PROPERTY AND EQUIPMENT — Are stated at cost. Provision for depreciation and amortization for financial reporting and income tax purposes is made by annual charges to operations principally under the following methods and estimated useful lives:

	Method	Years

Leasehold Improvements	Straight Line	7

Property held under capital leases	Straight Line	5

Furniture and fixtures	Straight Line	7

Machinery and equipment	Straight Line	5

Computer equipment	Straight Line	3

Transportation equipment	Straight Line	5

MAINTENANCE AND REPAIRS — Charged to expenses as incurred. Cost of major replacements and renewals are capitalized. Upon retirement or other disposition of equipment and improvements, the cost and related depreciation is removed from the accounts, and any gain or loss is recognized in income.

INVENTORIES — Are stated at the lower of average cost or market under the first-in, first-out method. The Company regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory primarily based on our estimated forecast of product demand, anticipated end of product life and production requirements.

F-8

NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - ( continued )

OTHER LONG LIVED ASSETS — The Company reviews long-term assets for impairment whenever events or circumstances indicate that the carrying amount of those assets may not be recoverable. The Company assesses these assets for impairment based on their future cash flows. Management has determined that there was no impairment charge to be recorded for the nine months ended March 31, 2017.

ACCOUNTS RECEIVABLE — Management records receivables at net realizable value and they generally do not bear interest. This value includes an allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances which is charged to the provision for doubtful accounts. We calculate this allowance based on our history of write-offs, level of past due accounts and economic status of the customers. We consider a receivable delinquent if it is unpaid after 180 days after it is due.

ACCOUNTING ESTIMATES — Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

COMPENSATED ABSENCES — Employees of the Company are entitled to vacation pay depending on length of service and current salary. Vacation days accrued in a given year are available in the following year. A limit of 5 days of unused vacation may be carried over to a subsequent year. The Company has provided for vacation liabilities in the accompanying financial statements.

RESEARCH AND DEVELOPMENT EXPENSES — The Company charges the cost of research and development to operations when incurred.

REVENUE RECOGNITION — The Company recognizes revenues when persuasive evidence of an arrangement exists, the product has been shipped, the price is fixed and collectability is reasonably assured.  Revenue is recognized net of estimated sales returns and allowances.

GRANT INCOME — During the nine months ended March 31, 2017 the Company was awarded and received the proceeds of a Small Business Express Matching Grant in an amount of $100,000 from the state of Connecticut in connection with the move of our California operation to Connecticut and with the development of the T & M products to be acquired. State grant funding requires a dollar for dollar match on behalf of the Company, which the Company’s obligation was considered funded in full prior to the Grant award. During the nine months ended March 31, 2017 the Company recorded $26,800 as a reduction in Selling, General & Administrative expenses for qualified expenditures incurred in the period and at March 31, 2017 has included $73,200 in deferred revenue. Qualified expenditures for capital assets will be recognized as income over the life of the assets based upon the amortization or depreciation of any capitalized assets acquired with grant funds.

DEFERRED OFFERING COSTS — At March 31, 2017, the Company has $0 in deferred offering costs directly associated with its impending initial public offering. Due to a delayed IPO process beyond 90 days, the Company expensed the previously deferred offering costs of $430,000, as of March 31, 2017. At June 30, 2016, the Company had $260,000 in deferred costs.

RECLASSIFICATIONS — Certain prior year amounts have been reclassified in our Condensed Consolidated Financial Statements to conform to current year classifications

F-9

NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - ( continued )

EARNINGS (LOSS) PER SHARE — Basic earnings (loss) per share (“EPS”) is determined by dividing the net earnings (loss) by the weighted-average number of shares of common shares outstanding during the period. Diluted EPS is determined by dividing net earnings (loss) by the weighted average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities (such as stock options, preferred stock and convertible securities) outstanding under the treasury stock method. As of March 31, 2017 we have outstanding (i) options to purchase 75,000 shares, (ii) 15,382 shares of preferred stock convertible into 341,823 shares, and (iii) $637,027 of debts (related party loans and accrued wages) to related parties convertible into 141,562 shares of our Common stock. In periods reporting a loss the inclusion of warrants and potential common shares to be issued in connection with convertible debt have an anti-dilutive effect on diluted loss per share and have been omitted in such computation.

RECENT ACCOUNTING PRONOUNCEMENTS — The Company is evaluating several pronouncements issued by the FASB which may result in the adoption by the Company of these standards in upcoming accounting periods as follows:

ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE —

The Company is evaluating several pronouncements issued by the FASB which may result in the adoption by the Company of these standards in upcoming accounting periods as follows:

ASU 2014-09 — In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. Adoption can occur using one of two prescribed transition methods. In 2016, the FASB issued four amendments to ASU 2014-09. We have begun a limited evaluation of the provisions of ASU 2014-09 and the impact, if any, it may have on our financial position and results of operations. Our evaluation work to date includes the training of ASU 2014-09, contract review and an assessment of the distribution model for which we recognize revenue for our products when shipped. We have approximately 10 customer contracts which require an assessment and believe we have sufficient time for the implementation of ASU 2014-09.

ASU 2015-11 — Inventory (Topic 330): Simplifying the Measurement of Inventory. For public business entities, the content that links to this paragraph shall be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, which for us is our first quarter of fiscal 2018. We are currently evaluating the impact this standard will have on our financial position, results of operations and cash flows.

ASU 2016-02 — In February 2016, the FASB issued a new lease standard that supersedes existing lease guidance under GAAP. This standard requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to existing lease guidance under GAAP. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, with the option to use certain relief. Full retrospective application is prohibited. This standard is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2018, which for us is our fiscal 2020. We are currently evaluating the impact this standard will have on our financial position, results of operations and cash flows.

F-10

NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - ( continued )

ASU 2014-15 — Presentation of Financial Statements Going Concern (Subtopic 20540): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern to be effective for Annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016; which for us would be the third and fourth quarters of our fiscal 2018 and although early adoption is permitted for this standard, the Company has yet to adopt this standard.

ASU 2016-09 — In March 2016, the FASB issued an accounting standards update making final targeted amendments to the accounting for employee share-based payments. These amendments will require entities to recognize the income tax effects of awards when the awards vest or are settled, will change an employer’s accounting for an employee’s use of shares to satisfy the employer’s statutory income tax withholding obligation and will require entities to elect whether to account for forfeitures of share-based payments by either recognizing forfeitures of awards as they occur or estimating the number of awards expected to be forfeited as is currently required. The required method of adoption varies by amendment. This accounting standards update is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2017, which for us is our first quarter of fiscal 2019. Early adoption is permitted in any annual or interim period, but all of the guidance is required to be adopted in the same period and any adjustments must be reflected as of the beginning of the fiscal year. We are currently evaluating the impact this accounting standards update will have on our financial position, results of operations and cash flows.

ASU 2015-17 — Deferred Taxes (topic 740): For a particular tax-paying component of an entity and within a particular tax jurisdiction, all current deferred tax liabilities and assets shall be offset and presented as a single amount and all noncurrent deferred tax liabilities and assets, as well as any related valuation allowance, shall be offset and presented as a single noncurrent amount. However, an entity shall not offset deferred tax liabilities and assets attributable to different tax-paying components of the entity or to different tax jurisdictions. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods, which for us is our first quarter of fiscal 2018. Early adoption is permitted in any annual or interim period, but all of the guidance is required to be adopted in the same period and any adjustments must be reflected as of the beginning of the fiscal year. We are currently evaluating the impact this accounting standards update will have on our financial position, results of operations and cash flows.

ASU 2016-15 The FASB recently issued ASU 2016-15 to clarify whether the certain items should be categorized as operating, investing or financing in the statement of cash flows. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within those fiscal years, which for us is our fiscal 2019. Early adoption is permitted in any annual or interim period, but all of the guidance is required to be adopted in the same period and any adjustments must be reflected as of the beginning of the fiscal year. We are currently evaluating the impact this accounting standards update will have on our financial position, results of operations and cash flows.

ASU 2016-18 Statement of Cash Flows (Topic 230) : Restricted Cash (A Consensus of the FASB Emerging Issues Task Force) : The new standard requires the statement of cash flows explain the change during the period in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Entities will also be required to reconcile such total to amounts on the balance sheet and disclose the nature of the restrictions. The Company has a restricted cash balance of $100,000 on the Condensed Consolidated Balance Sheet. The nature of the restriction is that the $100,000 is pledged and held by our financing company, Gerber Finance, as collateral in the Borrowing Base Collateral (BBC) calculations which determine what amounts we are allowed to borrow from time to time.

F-11

NOTE 2 — SUPPLEMENTAL CASH FLOW INFORMATION

	For the nine months ended
	March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Statement of Operation Information:
Cash paid for income taxes	$1,850	$46,367
Interest Paid	$293,223	$192,872

Non Cash Investing and Financing Activities:
Assets acquired with debt financing	-	1,720,425
Conversion of $252,815 of unpaid compensation into 56,184 shares of common stock with beneficial conversion feature interest of $84,272	-	337,086
Conversion of $69,310 of related party loans, including $39,366 accrued interest thereon, into 15,400 shares of common stock with beneficial conversion feature interest of $23,103	-	92,414
Conversion of 11,516 shares of preferred stock into 85,637 shares of common stock	$-	$1,156,100

NOTE 3 — INVENTORIES

Inventories consist of the following:

	March 31	June 30,
	2017	2016
	Amount	Amount
	(unaudited)
Raw materials	$405,879	$423,670
Work-in-process	333,845	485,344
Reserve	(37,000)	(37,000)
Total	$702,724	$872,014

In August 2016, Microphase West operations were transferred to the Shelton Connecticut plant. As of March 31, 2017 Microphase West inventory was combined with the Shelton Connecticut inventory. The inventory reserves were similarly combined to equal $37,000 for March 31, 2017.

NOTE 4 — PROPERTY AND EQUIPMENT:

Property and equipment was comprised of the following:

	March 31	June 30,
	2017	2016
	Amount	Amount
	(unaudited)
Leasehold Improvements	$40,288	$40,288
Computers, machinery & equipment	3,210,147	3,210,147
Furniture and fixtures	122,350	122,350
Transportation equipment	26,527	40,438
Property held under capital leases	56,013	56,013
	3,455,325	3,469,236
Less: accumulated depreciation and amortization	(3,350,329)	(3,310,257)
Total	$104,996	$158,979

Depreciation expense was $17,994 and $19,566 during the three months ended March 31, 2017 and 2016, respectively.

Depreciation expense was $53,983 and $58,521 during the nine months ended March 31, 2017 and 2016, respectively.

F-12

NOTE 5 — PREPAID AND OTHER CURRENT ASSETS:

Prepaid and Other Current Assets were comprised of the following:

	March 31,	June 30,
	2017	2016
	(unaudited)
Consulting fees Spartan	$80,000	$-
Other Current Assets	80,690	63,742
Total	$160,690	$63,742

See also “Bridge notes” discussed in Note 9 (OTHER CURRENT OBLIGATIONS)

NOTE 6 — ACCRUED EXPENSES:

Accrued expenses were comprised of the following:

	March 31,	June 30,
	2017	2016
	(unaudited)
Salaries, wages and other compensation, including $63,352 to a former officer and director at March 31, 2017 and June 30, 2016	$425,680	$470,273
Royalties	150,386	146,449
Professional fees	462,500	372,500
Commissions	37,936	37,936
Interest	92,268	47,144
Other miscellaneous accruals	84,880	60,427
	$1,253,650	$1,134,729

401 (K) Employee Benefit Plan:

The Company sponsors a 401(K) plan for all eligible employees. Employee contributions are based on a percentage of compensation. Employer contributions for both matching and profit sharing are discretionary and determined annually by management.

Deferred Lease Obligation

At March 31, 2017 the Company has $104,644 of deferred lease obligation associated with the amendment in May of 2016 for its long term lease on the Shelton, Connecticut facility.

F-13

NOTE 7 — FAIR VALUE OF FINANCIAL INSTRUMENTS:

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices are used to establish fair value when they are available and other valuation techniques are utilized to estimate the fair value of financial instruments that do not have quoted market prices.

The Company has long term debt with fixed interest rates, the carrying amount of which may be different from fair value as of March 31, 2017 and June 30, 2016. The Company decided that it is not practical to estimate the fair value of these financial instruments on the basis that they are held-to-maturity debts which have no immediately available market information on the fair value and the cost of making assumptions and applying estimation methodologies to assess the fair value estimates exceeds the benefit. Information pertinent to estimating the fair value such as carrying amount, effective interest rate, maturity and repayment term are disclosed in Notes 8, 9, and 10.

The Company has applied the fair value concepts to its available-for-sale securities. As such, the valuation techniques used to measure fair value is based on the source of the data used to develop the prices. The priority of these sources is defined as follows:

Level 1 — quoted prices in active markets.

Level 2 — other than quoted prices that are directly or indirectly observable.

Level 3 — unobservable inputs for the asset or liability.

Marketable securities, classified as available-for-sale securities, are measured at fair market value (Level 1) on a recurring basis. As of March 31, 2017 these amounted to $676,000.

NOTE 8 — REVOLVING CREDIT LINE

March 31, 2017	June 30, 2016
(unaudited)

The Company entered into a revolving loan agreement with Gerber Finance, Inc. (Gerber) in February of 2012 for a maximum of $1,500,000, which was amended to $1,150,000 in November of 2013, and then to $1,400,000 in September 2015. Under this agreement, the Company can receive funds based on a borrowing base, which consists of various percentages of accounts receivable, inventories, a restricted cash account held by Gerber, and equipment. In connection with this agreement, the Company is subject to an annual facility fee (1.75%) on each anniversary, monthly collateral monitoring fees of $1,500 and other fees. Since September 30, 2016, this line has a limit of $1,400,000 and the interest is currently at the base rate of 7.25%. For the months of March through September 2016, we incurred an additional 2.5% interest charge per month on over-advance amounts that exceeded the collateral borrowing base and briefly (less than one week) a separate additional charge of 2.5% for exceeding the limit of $1,400,000 in June 2016. This excess utilization was eliminated in early July 2016.

$902,505	$1,474,129

The interest expense for the three months ended March 31, 2017 and 2016, respectively, was $37,344 and $47,361, and the fees for the same period ended March 31, 2017 and 2016 were $10,625 and $11,332. The interest expense for the nine months ended March 31, 2017 and 2016, respectively, was $124,077 and $104,849, and the fees for the same period ended March 31, 2017 and 2016 were $31,875 and $31,109. The effective annualized interest rate for the nine months ended March 31, 2017 was 19.40% and for same nine months in 2016 was 11.72%.

There are financial covenants set forth in the Gerber agreement of February 3, 2012 and as amended on February 24, 2012. As of March 31, 2017 the Company was not in compliance with three financial covenants regarding minimum levels of net worth, net income and subordinated debt. The Company received a waiver from Gerber regarding these covenants on November 15, 2016.

Approximate Value of collateral at balance sheet dates —

	March 31, 2017	June 30, 2016
	(unaudited)
Inventories	$702,724	$872,014
Accounts Receivable	339,705	1,092,482
Total	$1,042,429	$1,964,496

F-14

NOTE 9 — OTHER CURRENT OBLIGATIONS

BRIDGE NOTES

In October 2016, the Company issued notes for bridge loans for a total $705,000 from accredited investors that generated $634,500 in net proceeds to the Company after deducting $70,500 of placement fees to our selling agent, Spartan Capital Securities, LLC (“Spartan”). Concurrently, the Company entered into a one year agreement with Spartan for investment banking services which provided for: (1) $120,000 of consulting fees that were paid in cash from the proceeds of the bridge loans; and (2) $90,000 payable to the agent in shares of our common stock upon completion of the Offering, at the per share value of the Initial Public Offering. The Company used the proceeds to pay the second installment payment due to Dynamac, per the revised Acquisition schedule discussed in footnote 11. The Company charged operations $23,795 for interest on these notes during the nine months ended March 31, 2017.

The terms of this bridge debt are pursuant to note purchase agreements with purchasers that are accredited investors, for notes in the aggregate amount of $705,000, at an interest rate of 10% per annum (The “Notes’), from financing sources identified and placed by Spartan Capital Securities, LLC (“Spartan”) in accordance with a certain Selling Agreement by and between the Company and Spartan dated October 13, 2016. Each of the Notes will be repaid as follows: (i) in the event that the public offering of the Company’s securities that is contemplated pursuant to a registration statement on Form S-1 filed with the SEC on July 28, 2016 (the “Offering”) closes prior to the first anniversary of the issuance date of such Note, the amount is equal to (A) the entire original principal amount of such Note multiplied by 1.25 plus (B) the interest, if any, accrued quarterly, every 90 days, beginning on the date that is 90 days from the issuance date of such Note on the entire outstanding principal amount, will be due and payable by no later than five days from the date of the Offering; or (ii) in the event that the Offering has not closed prior to the first anniversary of the issuance date of such Note, on such first anniversary of the issuance date of such Note, the amount that is equal to (A) the amount that is equal to the entire original principal amount of such Note multiplied by 1.25. plus, (B) the interest accrued quarterly, every 90 days, beginning on the date that is 90 days from the issuance date of such Note on the entire outstanding principal amount will be due and payable. In the event that the Offering closes on a date that is sooner than 90 days from the issuance date of the Notes, no interest will accrue.

PRIVATE LOAN

In December 2016, the Company also received a loan from a contract consultant of $33,900. The loan was initiated through a credit card company, and the Company is paying the monthly minimum credit card payments on this balance until it is paid in full. The loan is to be paid back from the proceeds of the closing of the earlier of the Offering or an interim financing. $717 in fees relating to this transaction were added to the principal balance in December 2016, and subsequently in March 2017 a payment of $10,000 was made on this loan. As of March 31, 2017, the balance was $24,617.

OVERDRAFT CREDIT LINE

In December 2016, the Company utilized a $20,000 overdraft credit line at People’s General Bank with an annual interest rate of 15%. As of March 31, 2017, the balance of that overdraft credit line was $19,444. The Company charged operations $681 for interest on this credit line during the nine months ended March 31, 2017.

NOTE 10 — EQUITY LINES OF CREDIT & OTHER TERMED DEBTS:

EQUITY LINES OF CREDIT:

The Company had previously guaranteed the payment under the terms of an assumption agreement, as amended, of an Equity Line of Credit with Wells Fargo Bank totaling up to $250,000, the proceeds of which the Company received from a concurrent loan from Edson Realty Inc. which was a related party-owned realty holding company at the time the credit line was funded on August 15, 2008. As of June 30, 2016, this first line of credit had $250,000 available, secured by residential real estate owned by a former COO of the Company, of which $218,290 was outstanding, with an interest rate of 3.35%. As of March 31, 2017, this line of credit has $250,000 available, of which $216,303 is outstanding, with an interest rate of 3.35%.

The Company charged operations $1,822 and $1,884 for interest on this line of credit in the three months ended March 31, 2017 and 2016, respectively. The Company charged operations $5,491 and $5,743 for interest on this line of credit in the nine months ended March 31, 2017 and 2016, respectively.

Effective June 30, 2014, the Company also has guaranteed to the CEO at the time, under the terms of an assumption agreement, as amended, the repayment of a second Equity Line of Credit with Wells Fargo Bank. The Company received working capital loans from the CEO which were from funds drawn against this Equity Line of Credit. As of June 30, 2016 the second line of credit had $150,000 available, secured by the CEO’s principal residence, of which $101,003 was outstanding, with an interest rate of 3.0%. As of March 31, 2017, this line of credit has $150,000 available, of which $95,460 is outstanding, with an interest rate of 3.00%.

The Company charged operations $726 and $813 for interest on this line of credit in the three months ended March 31, 2017 and 2016, respectively. The Company charged operations $2,224 and $2,575 for interest on this line of credit in the nine months ended March 31, 2017 and 2016, respectively.

F-15

NOTE 10 — EQUITY LINES OF CREDIT & OTHER TERMED DEBTS:  - ( continued )

Other termed debts consist of: (i) Long-term Debt & (ii) Extended Payment Arrangements.

Long-term Debt:

	March 31, 2017	June 30, 2016
	(unaudited)
Ford Credit Company:
Payable in monthly payments of $499, including interest at 4.90% through April, 2019 secured by transportation equipment.	$12,295	$15,823

Total	$12,295	$15,823
Less: current portion	(5,336)	(5,336))
Long-term portion	$6,959	$10,487

The Company charged operations $169 and $220 in interest for these loans for the three months ended March 31, 2017 and 2016, respectively. The Company charged operations $468 and $707 in interest for these loans for the nine months ended March 31, 2017 and 2016, respectively.

Extended Payment arrangements:

The Company is responsible for paying a former employee, disability benefits under a prior self-insured plan, through April, 2019. The plan requires monthly payments until the participant attains age 65. Interest has been imputed on this obligation at 5%.

	March 31, 2017	June 30, 2016
	(unaudited)
Total of extended disability benefits	$20,436	$26,721
Less: amount representing interest	(1,071)	(1,855))
Present value of disability benefits	19,365	24,866
Less: current portion	(8,378)	(8,378))
Long-term portion	$10,987	$16,488

Interest expense charged to operations for the extended disability payments was $255 and $353 for the three months ended March 31, 2017 and 2016, respectively. Interest expense charged to operations for the extended disability payments was $834 and $1,133 for the nine months ended March 31, 2017 and 2016, respectively.

Small Business Express Job Creation Incentive loan:	March 31, 2017	June 30, 2016
	(unaudited)
State of Connecticut Small Business Express Program loan, funded August 2016, initial amount of $300,000 at an interest rate of 3.0% for a term of 10 years. Principal and interest payments are deferred for the first year of the loan.	$300,000	$-
Total	$300,000	$-
Less: current portion	-	-
Long-term portion	$300,000	$-

Summary totals for Other termed debts consist of: (i) Long-term Debt & (ii) Extended Payment Arrangements.

	March 31, 2017	June 30, 2016
	(unaudited)

Total minimum long term debt & extended disability payments	$331,660	$40,689
Less: current portion	(13,714)	(13,714))
Long-term portion	$317,946	$26,975

F-16

NOTE 11 — ACQUIRED INTANGIBLE ASSETS & PREPAYMENTS FOR FUTURE ACQUISITION:

The Company acquired certain assets including specific inventory and fixed assets from a RF products manufacturer, Microsemi Corp-RF Integrated Solutions (“Microsemi”), which had eliminated providing certain RF products similar to that of the Company for approximately 10 customers. The acquisition was pursuant to a contract, originally dated March 27, 2013, which provided for a $100,000 down payment and a note payable for $650,000, with payments through December, 2014 as amended. The total purchase price of $750,000 was allocated to tangible assets inventory and fixed assets associated with these specific RF services, and $155,277 intangible assets consisting of a customer list, non-compete clause and an exclusive license. The Contract also provided for 5% royalty on certain RF products.

On August 8, 2014 the Company initially signed a strategic partnership agreement with Dynamac, Inc. to develop, manufacture and market a portfolio of low cost RF/Microwave and Millimeter-wave calibrated test probes and related universal test platforms.

On January 21, 2016, Microphase Instruments LLC, a subsidiary of Microphase Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Dynamac, Inc. (the “Seller”), pursuant to which the Company agreed to acquire all the assets of a line of proprietary RF and microwave test and measurement products, as well as related intellectual property (the “Dynamac Assets”).

On November 2, 2016, the Company entered into that certain First Amendment to Purchase Agreement with Dynamac (the “Dynamac Amendment”), pursuant to which, among other things, the Company agreed that Dynamac would retain ownership of the Dynamac assets until the Company has paid all amounts owed pursuant to the Dynamac agreement, with such amounts due within 10 days of the closing of the offering of the Company’s common stock as contemplated in the Registration Statement on Form S-1 filed with the SEC on July 28, 2016 (the “Offering”). The Company has accounted for the conditions of ownership being retained by Dynamac until the full balance is paid off (as described in the Form 8K) by removing the Intangible Assets and the Note Payable and treating the two Dynamac payments totaling $1,000,000 as Deposits / Prepayments for the future purchase of Dynamac. Refer to F-18 for payment schedules.

Dynamac agreed that the first installment of such purchase price, in the amount of $559,000 would not be due until November 22, 2016, with subsequent payments due and payable as follows: (i) remaining balance of $1,500,000 shall be due and payable to Dynamac within 10 days of the closing of an initial public offering (“IPO”) of common stock of the Company (the “Offering Payment”); or (ii) if the IPO is delayed or does not close, Instruments shall continue to make the remaining three payments of $550,000 each according to the payment schedule contained in the Dynamac Agreement. As further consideration, the Company issued Dynamac 100,000 shares of restricted common stock of the Company. The shares were valued at $450,000 and included in other income (expense) in the statement of operations. Pursuant to the Second Dynamac Amendment dated November 22, 2016, the deadline for the first installment of such purchase price, in the amount of $559,000, was extended until December 9, 2016. Payment of this $559,000 for the first installment of this Second Dynamac Amendment was made in early December 2016.

F-17

Microsemi

The Exclusive License associated with the Microsemi Inc. (“Microsemi”) asset acquisition was valued at $56,861, was ascribed a perpetual life and is subject to evaluation annually for impairment. Management has determined that there was no impairment charge to be recorded for the nine months ended March 31, 2017 and 2016. Customer Lists and Non-Compete agreements associated with the Microsemi asset acquisition were ascribed useful lives of 7 and 5 years respectively. The consideration paid for this portion of business was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. We assigned $155,277 to identifiable intangible assets, which consist of a customer list, non-compete clause and an exclusive license. The acquired intangible assets will be amortized over their estimated lives, which range from 5 to 10 years, primarily using accelerated amortization methods based on the cash flow streams used to value those assets. The exclusive license has a contractual indefinite life and is reviewed annually for impairment. There was no excess of the purchase price over the estimated fair value of the net assets acquired and as such no goodwill was recorded. Amortization expense recorded for these intangible assets was $3,878 and $3,878 for the three months ended March 31, 2017 and 2016, respectively. Amortization expense recorded for these intangible assets was $11,634 and $11,634 for the nine months ended March 31, 2017 and 2016, respectively.

Dynamac

The Dynamac License was recorded at cost. The Company deposited $50,000 and provided a $300,000 note payable toward the initial contract during fiscal 2015 which was subsequently revised by the Dynamac agreement of January 21, 2016.

The assets acquired in the Dynamac agreement of January 21, 2016 have been valued at the contract price in our initial measurement, resulting in intangible assets other than goodwill, primarily Intellectual Property consisting of two (2) patents with remaining lives of over 12 years each, a portfolio of product prototypes to be patented, trade secrets, know-how, confidential information and other intellectual property. We expect to incur additional costs to apply for fifty-two (52) new patents, in addition to various trademarks and copyrights.

During FY 2016, there were two amendments to the Dynamac acquisition. For the 1st Amendment dated November 2, 2016, 100,000 shares (valued at $4.50/share) of Microphase were transferred to Dynamac to allow the extension of the second payment to be beyond the original August 22, 2016 date, until the new date of November 22, 2016. The cost for this extension was $450,000, of which $450,000 was expensed in the second Quarter. The second Amendment dated November 22, 2016 extended the deadline for the second payment to be December 9, 2016. The second payment was completed on December 9, 2016 in accordance with the amended Acquisition schedule.

As of March 31, 2017, two prepayments have been made totaling $1,000,000 (plus $59,000 interest) for the future acquisition of Dynamac’s Test & Measurement business. Three remaining payments are due of $550,000 each by February 22, 2017, August 22, 2017, and February 22, 2018. In February 2017, a three month extension was granted on the required payment of $550,000 due February 22, 2017 and pursuant to a further extension, such payment together with $10,000 in late fees is now due by June 2, 2017. Failure to make any of the remaining payments could result in the loss of the transaction and all payments made previously.

F-18

Our Acquisitions have resulted in the following Asset allocation:

	March 31	June 30,
	2017	2016
	(unaudited)
Intellectual Property	$-	$2,520,425
Customer List	73,017	73,017
Non-Compete Clause	25,399	25,399
Exclusive License	56,861	56,861
Total	155,277	2,675,702
Accumulated Amortization	(58,166)	(46,532))
Net Total	$97,111	$2,629,170

Asset Acquisition Note Payable is comprised of the following:

	March 31,	June 30,
	2017	2016
	(unaudited)
Asset Acquisition Note Payable-current portion
- Dynamac agreement – net of debt discount	$-	$975,345
Asset Acquisition Note Payable, net of current portion
- Dynamac agreement – net of debt discount	-	1,045,080
Total Asset acquisition note payable	$-	$2,020,425

The Dynamac agreement, as revised, of January 21, 2016 was funded by the $50,000 original deposit paid in connection with the previous agreement, $350,000 paid at closing, $100,000 paid in February 2016, and a series of four $550,000 payments payable on the note semi-annually, due in August 2016 and 2017 and February 2017 and 2018. The Company imputed interest at 7%, its most favorable credit line rate, and as such is valued at $2,020,425.

On November 2, 2016, the Company entered into a First Amendment to Purchase Agreement with Dynamac (the “Dynamac Amendment”, and the January Dynamac Agreement, as amended by the Dynamac Amendment, the “Dynamac Transaction”), pursuant to which, among other things, the Company agreed that Dynamac would retain ownership in the Dynamac Assets until the Company has delivered all amounts owed pursuant to the Dynamac Transaction, with such amounts due within 10 days of the closing of the Offering and the Company to pay such amounts from the proceeds thereof. The Company has accounted for the conditions of ownership being retained by Dynamac until the full balance is paid off (as described in the Form 8K) by removing the Intangible Assets and the Note Payable and treating the two Dynamac payments totaling $1,000,000 as Deposits / Prepayments for the future purchase of Dynamac.

Dynamac agreed that the first installment of such purchase price, in the amount of $559,000 would not be due until November 22, 2016, with subsequent payments due and payable as follows: (i) remaining balance of $1,500,000 shall be due and payable to Dynamac within 10 days of the closing of an initial public offering (“IPO”) of common stock of the Company (the “Offering Payment”); or (ii) if the IPO is delayed or does not close, Instruments shall continue to make the remaining three payments of $550,000 each according to the payment schedule contained in the Dynamac Agreement. As further consideration, the Company issued Dynamac 100,000 shares of restricted common stock of the Company valued at $450,000. Pursuant to the Second Dynamac Amendment dated November 22, 2016, the deadline for the first installment of such purchase price, in the amount of $559,000, was extended until December 9, 2016. Payment of this $559,000 for the first installment of this Second Dynamac Amendment was made in early December 2016. Three remaining payments are due of $550,000 each by February 22, 2017, August 22, 2017, and February 22, 2018. In February 2017, the Company and Dynamac agreed to a three month extension for the $550,000 payment originally due February 22, 2017, and pursuant to a further extension, such payment together with $10,000 in late fees is now due by June 2, 2017.

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NOTE 12 — RELATED PARTY TRANSACTIONS:

The Company had activities with related parties during the fiscal years 2016 and 2015. The Company sublet office space until March 31, 2015 and a vehicle in fiscal 2015 to mPhase Technologies, Inc. (“mPhase’). In fiscal 2016, the rent recorded was $0 for the office space and $9,000 for the vehicle. At March 31, 2017, there was no cost for the vehicle. At March 31, 2017 and June 30, 2016, mPhase owed the Company $33,295.

Notes Payable — Related Parties:

	March 31, 2017	June 30, 2016
	(unaudited)
Officer:
Note payable to the interim CEO / past President for a loan during the 2nd quarter FY 2017, payable in 24 months, at 3% annual rate. During the three months ended March 31, 2017, the interim CEO loaned an additional $45,000. The exact terms of both loans now are being worked on.	$70,703
Former Employee:
A former employee and past Officer over the last quarter loaned several amounts at different times totaling $90,000. We have set the interest rate at 3%, and the exact terms of the loan are being worked on.	90,438

Note payable to a Note Holder formerly employed by the Company, payable in monthly payments of $7,600 as revised in November 2015, with interest at 6% until paid in full. This Note Holder subordinated his debt to the revolving line discussed in Note 7, in February 2012, and converted $170,000 of his debt into 37,778 shares of common stock during the Fiscal year ended June 30, 2015. During FY 2016, the Company has sought to revise the payment schedule with the Note Holder, and to date the parties have not agreed to a revised repayment schedule and the note is in arrears. In May 2016, this lender initiated a Notice of Default and Demand for Payment, and in July 2016 the Note Holder initiated litigation to collect this debt in full. While the Company still seeks a mutually agreeable settlement, the Company believes this debt will be settled for an amount substantially the same as recorded in the financial statement.

	$159,432	152,434
Stockholders:
Two notes previously payable to individuals with monthly payments of $2,715 and $2,750 as revised, including interest at 6% through September 2017. In January 2016, these two notes and loan amortization schedules were revised with monthly payments of $910 and $980 respectively, including interest at 3% through August 2019. The monthly payment amounts increase by $130 and $140 every 4 months, per the revised schedule.	$121,462	118,762
Other Related Parties:
Previously payable to this individual in monthly payments of $875 as revised, including interest at 6% through September 2017. In January 2016, this note and loan amortization schedule was revised with a monthly payment of $280, including interest at 3% through August 2019. The monthly payment amount increases by $40 every 4 months, per the revised schedule. This individual advanced an additional $5,000 during the quarter.	$24,196	18,754
Two notes previously payable to two individuals with identical monthly payments of $2,425 each as revised, including interest at 6% through April 2017. In January 2016, these two notes and loan amortization schedules were revised with monthly payments of $840 each, including interest at 3% through August 2019. The monthly payment amount increases by $120 every 4 months, per the revised schedule.	$107,444	105,057
Total	$573,675	$395,007
Less: current portion	(393,282)	(137,150)
Long-term portion	$180,394	$257,857

The Company and the note holders (except for the former employee as discussed above) have agreed to revised repayment schedules for 42 months commencing December 2015. As of March 31, 2017, the Company was in arrears on ten payments of the revised repayment schedules for each of the note holders.

The Company charged operations $5,198 and $3,014 for interest on these loans for the three months ended March 31, 2017 and 2016, respectively. The Company charged operations $13,669 and $15,777 for interest on these loans for the nine months ended March 31, 2017 and 2016, respectively.

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NOTE 13 — STOCKHOLDERS’ EQUITY:

On December 5, 2016, there was a Special meeting of Stockholders whereby the stockholders approved (1) the change of the Company’s state of incorporation from Connecticut to Delaware and (2) a one-for-three reverse stock split of the original stock, with a new capitalization structure. Pursuant to the Company’s proposed reincorporation in the State of Delaware, the Company is authorized by its Certificate of Incorporation to issue an aggregate of 22,000,000 shares, of which 20,000,000 are for shares of common stock, $0.0001 par value per share, 200,000 are for shares of preferred stock, par value $100 per share, all of which have been designated as Series A Convertible Stock and 1,800,000 are for shares of “blank check” preferred stock, having such designations, rights and preferences as the Board of Directors may determine, in its sole discretion, from to time. As of March 31, 2017, 2,436,485 shares of Common Stock and 15,382 shares of Preferred Stock were issued and outstanding, respectively.

Common Stock

During the three months ended March 31, 2016, the Company issued 23,333 common shares to two officers and the consultant GM for services, valued at $140,000, which was charged to operations in the quarter ending March 31, 2016.

During the three months ended March 31, 2017, the Company issued 16,667 shares of its common stock to a consultant for services rendered, valued at $75,000. For the nine months ended March 31, 2017, the Company issued 33,333 shares of its common stock to this consultant for final services rendered, valued at $150,000, and the Company also issued 91,667 shares to two officers and the consultant GM for services rendered, valued at $412,500.

During the nine months ended March 31, 2016, the Company issued no shares of its common stock in private placements.

During the nine months ended March 31, 2017, the Company completed a private placement for 144,445 shares issuable to accredited investors in an interim private placement of our common stock pursuant to section 4(2) of the Securities Act of 1933, as amended. Net proceeds of $585,000 were generated for the Company, after deducting $65,000 of placement fees. The terms also provide for 144,445 shares issuable upon exercise of warrants issued in connection with the private placement discussed above at an exercise price of $2.50 per share. Additionally, the Company entered into a one year agreement for investment banking services which calls for $61,200 of consulting fees to be paid in cash from the proceeds of this placement and $50,000 to be paid in common stock, at the per share value of the Offering, upon completion of the Offering.

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NOTE 13 — STOCKHOLDERS’ EQUITY - ( continued )

Preferred Stock

The Preferred Stock, with respect to dividends, liquidation payments, and liquidation rights, ranks senior to the common stock and of the Company. Holders of Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends, at the annual rate of 6% of the stated par value, or $100 per share. Dividends are cumulative and accrue from the effective date of issuance of the Preferred Stock until declared.

As of March 31, 2017, 15,382 shares of Preferred Stock are outstanding and cumulative undeclared dividends on preferred stock are $313,576.

Reserved Shares

Stock Options

The Board approved the implementation of a stock option plan in January 2015, for which the Company did not seek ratification by the shareholders, reserving 250,000 shares of Common Stock for this plan; however, such plan has not yet been set forth in a formal document adopted by the board. During the year ended June 30, 2016 the Company granted options, as part of this plan, to an Officer and Director for services to purchase 75,000 shares of Common Stock, with an exercise price of $2.00, with a term of 7 years, and which rights vest over the next three years as follows; 25,000 shares were exercisable immediately and 25,000 shares vest each October 1 of 2016 and 2017. The total value of these options was estimated to be $106,200 using the Black Scholes method, based on an assumed volatility of 112.5% and an interest rate of .09%. $53,102 and $35,400 was charged to operations in the nine months ending March 31, 2017 and 2016, deferring the balance of which $17,698 will be charged pro-rata on a monthly basis.

Director Compensation

As of December 31, 2016, additional options were authorized to be granted to 3 new directors of the Board. The Company has committed to compensate to each of the three new Directors of the Board up to $25,000 in stock ($6,250 per quarter) and $25,000 in options ($6,250 per quarter) for their services for the year. As of March 31, 2017, the exact details of the transition of the new Board and their compensation packages are still being worked on.

Series A Preferred Shares currently convertible

As of March 31, 2017, 15,382 preferred shares were outstanding and cumulative undeclared dividends on preferred stock were $313,576. The preferred shares are convertible into 341,823 shares of the Company’s common stock at $4.50, and the dividends, if declared, are convertible into 69,684 common shares stock also at $4.50, until such time the Company’s common stock begins trading.

Certain Debts currently convertible

As of March 31, 2017, $573,675 of loans from related parties and $63,352 of unpaid compensation are convertible into 127,484 and 14,078 shares of the Company’s common stock at $4.50, respectively, until such time the Company’s common stock begins trading.

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NOTE 14 — MAJOR CUSTOMERS AND SEGMENTS:

The Company recorded sales of $770,196 and $1,369,084 with three and four customers for the three months ended March 31. 2017 and 2016 respectively. These customers represent 72% and 70% of sales for the three months ended March 31, 2017 and 2016. At March 31, 2017, those three customers owed the Company $169,011.

The Company recorded sales of $2,155,541 and $3,841,987 with four and three customers for the nine months ended March 31, 2017 and 2016 respectively. These customers represent 61% and 55% of sales for the nine months ended March 31, 2017 and 2016. At March 31, 2017, those four customers owed the Company $169,011.

Sales to U.S. customers represented 53% and 93% of sales for the three months ended March 31, 2017 and 2016, respectively. Sales to U.S. customers represented 76% and 86% of sales for the nine months ended March 31, 2017 and 2016, respectively.

NOTE 15 — COMMITMENTS AND CONTINGENCIES:

The Company moved to Shelton, Connecticut on April 21, 2015, to a facility with 15,000 square feet with monthly rent of $15,000, for a 7-year term with annual escalations of 3%. In December 2015 the Company committed to rent additional space in connection with the acquisition of the Dynamac proprietary line. In June 2016 the monthly rent became $18,400 and in August 2016 $24,740. The total commitment on this lease for remaining 6 months of fiscal year 2017 is approximately $148,442. The Company has received notice from the landlord that the Company is currently in default under such lease. A restructured plan to catch-up on the rent has been arranged with the landlord, and the Company is currently on track with that plan.

The Company leases 3 vehicles under operating leases expiring in 2016 through 2018. As of March 31, 2017 the future minimum rental payments for fiscal 2017 are $6,003.

5 year Shelton Facility lease and Car lease schedules as of March 31, 2017:

Fiscal year	Shelton Facility Lease	Car leases	Total

2017	$74,221	$6,003	$80,224
2018	304,989	10,394	315,383
2019	314,051	-	314,051
2020	323,351	-	323,351
2021	332,890	-	332,890
Thereafter	708,362	-	708,362
Total	$2,057,864	$16,397	$2,074,261

THE COMPANY HAS MATERIAL TERMED DEBT SERVICE COMMITMENTS AT March 31, 2017 AS DISCUSSED IN NOTES 10, 11 & 12 SUMMARIZED AS FOLLOWS:

	RELATED PARTY LOANS	OTHER TERMED DEBT	EQUITY LINES OF CREDIT	SMALL BUSINESS EXPRESS JOB CREATION INCENTIVE LOAN	TOTAL
EFFECTIVE INTEREST RATE as of March 31, 2017	4.1%	5.5%	3.3%	3%

2017	$390,278	$11,509	$37,375	$-	$439,162
2018	84,815	10,552	39,509	26,996	161,872
2019	63,482	9,599	234,879	30,308	338,268
2020	35,100	-	-	31,229	66,329
2021	-	-	-	32,179	32,179
thereafter	-	-	-	179,288	179,288
Total	$573,675	$31,660	$311,763	$300,000	$1,217,098

F-23

NOTE 15 — COMMITMENTS AND CONTINGENCIES:- ( continued )

Employment and Consultant Contracts:

The Company had previously entered into employment contracts with two officers through 2015 that provided for a stated salary of $250,000 per year, plus company benefits. These contracts were subject to other items and included a non-compete covenant. In Fiscal 2015 the Company entered into updated three year employment agreements with these two employees, one as an officer, currently the Company’s President, and one as a strategic consultant upon his resignation as an officer and director. These updated contracts include base compensation of $225,000 per year plus company benefits, severance provisions and non-competition covenants for both individuals. As of March 31, 2017 and June 30, 2016, the Company owed $63,352 and $80,000 to these individuals, respectively.

In Fiscal 2015 the Company also entered into three year employment contracts with two new officers for at will employment with base compensation of $160,000 and $150,000 per year plus company benefits, respectively. Effective July 1, 2016 the Company revised these agreements with these two officers. These updated contracts include base compensation of $175,000 and $165,000 per year plus company benefits, severance provisions and non-competition covenants for both officers.

Effective July 1, 2016 the Company executed a modification to the consulting contract with the general manager through February 1, 2019. The updated contract includes base compensation of $192,000 per year with contract termination fees, comparable to the severance provisions for officers, and non-competition covenants.

On December 1, 2016, the Board of Directors was reorganized as part of the Initial Public Offering process. Necdet Ergul resigned as the Chief Executive Officer, President and Chairman of the Company. Mr. Ergul’s resignation from the position of Chief Executive Officer and Chairman is effective as of December 1, 2016, and the resignation from President is effective as of the date that the Company’s Board notifies Mr. Ergul that the Department of Defense has granted Mr. Ghadaksaz the necessary security clearance to carry on certain of its operations. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. James Ashman, the Company’s Chief Financial Officer, resigned as a member of the Company’s Board effective immediately upon the Company’s filing of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (the “S-1 Amendment”). The resignation is not of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In addition, Mr. Ashman entered into an amended and restated employment agreement. Jeffrey Peterson resigned as a member of the Company’s Board effective immediately upon the Company’s filing of the S-1 Amendment. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Paul DeCoster resigned as a member of the Company’s Board effective immediately upon the Company’s filing of the S-1 Amendment. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Michael Ghadaksaz, the Chief Technology Officer and Chief Marketing Officer of the Company, was appointed Chief Executive Officer and Chairman of the Board. In conjunction with such appointment, the Company and Mr. Ghadaksaz entered into an amended and restated employment agreement. Brian Kelly, the Company’s General Manager was appointed Chief Operating Officer and a Director, effective upon the closing of the Offering. In conjunction with such appointment, the Company and Mr. Kelly entered into an amended and restated employment agreement. The Board appointed Mr. Bill White, Dr. Fernado Fernandez and Mr. Frank Russomanno as members of the Board, effective upon the Company’s filing of the S-1 Amendment. The Company expects to enter into a director agreement and indemnification agreement with each such new director.

On December 1, 2016, the Company revised employment contracts (per the above) with Messrs. Ghadaksaz, Ashman, Kelly and Ergul.

Mr. Ghadaksaz entered into an employment agreement with the Company dated as of December 1, 2016 (the “Ghadaksaz Agreement”). The initial term of the Ghadaksaz Agreement is for a period of one (1) year, commencing on December 1, 2016 (the “Initial Term”). The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Mr. Ghadaksaz gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Term. During the Term, the Company will pay Mr. Ghadaksaz an annual base salary of $295,000. Mr. Ghadaksaz will receive a one-time cash incentive bonus in the amount of $75,000, payable within 30 days of the closing of the Offering and may receive an annual cash bonus as determined by the Board and based on the review and recommendation of the Compensation Committee of the Board. Mr. Ghadaksaz has also received an equity grant of 33,333 shares of the Company’s restricted stock.

Mr. Ashman entered into an employment agreement with the Company dated as of December 6, 2015 which was subsequently revised as of July 1, 2016 and Amended and Restated on December 1, 2016 (as amended and restated, the “Ashman Agreement”). The initial term of the Ashman Agreement is for a period of three (3) years, commencing on December 1, 2016 (the “Initial Term”). The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Mr. Ashman gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Term. During the Term, the Company will pay Mr. Ashman an annual base salary of $190,000. Mr. Ashman will receive a one-time cash incentive bonus in the amount of $30,000, payable within 30 days of the closing of the offering and may receive an annual cash bonus as determined by the Board and based on the review and recommendation of the Compensation Committee of the Board. Mr. Ashman has also received an equity grant of 11,667 shares of the Company’s restricted stock.

F-24

NOTE 15 — COMMITMENTS AND CONTINGENCIES:- ( continued )

Mr. Kelly entered into an employment agreement with the Company dated as of December 1, 2016 (the “Kelly” Agreement) effective upon the closing of the Offering (the “Effective Date”). The initial term of the Kelly Agreement is for a period of three (3) years, commencing on the Effective Date (the “Initial Term”). The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Mr. Kelly gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Term. During the Term, the Company will pay Mr. Kelly an annual base salary of $235,000. Mr. Kelly will receive a one-time cash incentive bonus in the amount of $30,000, payable within 30 days of the closing of the offering and may receive an annual cash bonus as determined by the Board and based on the review and recommendation of the Compensation Committee of the Board. Mr. Kelly has also received an equity grant of 25,000 shares of the Company’s restricted stock.

Mr. Ergul entered into an employment agreement with the Company dated as of December 1, 2016 (the “Ergul Agreement”), pursuant to which Mr. Ergul will receive $75,000 per year in base compensation, in addition to certain benefits, for serving as the Company’s Chief Technical Advisor. The term of the Ergul Agreement shall continue through February 1, 2018, and Mr. Ergul may receive severance for terminations under circumstances other than for Cause (as such term is defined therein). The Ergul Agreement contains provisions regarding indemnification, confidentiality, and non-competition, among others. Mr. Ergul is continuing to serve as the Company’s President until such time as the Board notifies him that Mr. Ghadaksaz has received the necessary security clearance from the Department of Defense.

As of March 31, 2017, two prepayments have been made totaling $1,000,000 (plus $59,000 interest) for the future acquisition of Dynamac’s Test & Measurement business. Three remaining payments are due of $550,000 each by February 22, 2107, August 22, 2017, and February 22, 2018. In February 2017, a three month extension was granted on the required payment of $550,000 due February 22, 2017 and pursuant to a further extension, such payment together with $10,000 in late fees is now due by June 2, 2017. Failure to make any of the remaining payments could result in the loss of the transaction and all payments made previously.

The Company has committed to compensate to each of the three new Directors of the Board $25,000 in stock ($6,250 per quarter) and $25,000 in options ($6,250 per quarter) for their services for the year. As of March 31, 2017, the exact details of the transition of the new Board and their compensation packages are still being worked on.

We are subject to legal proceedings and other claims arising out of the conduct of our business, including proceedings and claims relating to commercial and financial transactions; government contracts and sub-contracts; alleged lack of compliance with applicable laws and regulations; production partners; product liability; patent and trademark infringement; employment disputes; and environmental, safety and health matters. Some potential legal proceedings and claims could seek damages, fines or penalties in substantial amounts or remediation of environmental contamination. As a government sub-contractor, we are subject to audits, reviews and investigations to determine whether our operations are being conducted in accordance with applicable regulatory requirements. Under federal government procurement regulations, certain claims brought by the U.S. Government could result in our suspension or debarment from U.S. Government contracting for a period of time. On the basis of information presently available, we do not believe that there are any existing proceedings or potential claims that would have a material effect on our financial position or results of operations.

Starting in January 2017, in order to reduce payroll costs, the Company arranged with the State of Connecticut a work furlough program for selected employees. By doing this, staff could take off a day or two each week without pay from the Company, if their job could allow for it, and the state would compensate them for that unemployment time off. The State of Connecticut allows for such a cost savings plan for up to 6 months.

Effective February 11, 2017, Michael Ghadaksaz resigned as the Company’s Chief Executive Officer, Chief Technology Officer and Chairman of the Board, and from any and all other positions to which he may have been appointed or held with the Company and/or its subsidiaries. Such resignation was accepted by the Board on February 12, 2017.

Effective February 16, 2017, the Board appointed Necdet Ergul as the Company’s Interim Chief Executive Officer. Mr. Ergul is the Company’s President and Chief Technical Adviser and has previously served as the Company Chief Executive Officer and Chairman of the Board.

NOTE 16 — SUBSEQUENT EVENTS:

On April 28, 2017, the Board appointed Mr. Necdet Ergul and Mr. Jay Biderman as members of the Board, by unanimous written consent, effective immediately. Mr. Biderman is a CPA with tax and accounting experience. Mr. Ergul is the founder of the Company, previously served on the Board, and is currently interim CEO.

On April 28, 2017, Mr. Fernando Fernandez, Mr. Bill White, and Mr. Frank Russomanno resigned as members of the Board of Directors of Microphase Corporation, effective immediately. The resignations are not the result of any disagreements with the Company on any matters relating to the Company’s known operations, policies or practices.

On April 28, 2017, Microphase and certain Microphase shareholders entered into a Stock Exchange Agreement (“SEA”) with Digital Power Corporation (“DPW”), a NYSE-listed California corporation. The Stock Exchange Agreement can be referred to in recent public 8-K filings by both Microphase Corporation and Digital Power Corporation. The SEA allows for the exchange of stock by DPW and certain Microphase shareholders, whereby Digital Power Corporation will receive 50.2% of the fully diluted shares of Microphase. Pursuant to the agreement, DPW will lend Microphase certain funds. This action was approved by Microphase’s Board of Directors and is consistent with the wishes of the majority shareholders. Pursuant to the closing of the SEA, DPW will elect a majority of the members of the Board of Directors of Microphase.

As of May 10, 2017, Microphase is late in filing its Federal and State taxes for the year ending June 30, 2016. The extension due date for the filings was April 15, 2017. The Company is taking action now to bring these tax filings up-to-date. The Company does not anticipate any material tax being due.

F-25